SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

PERSONNEL GROUP OF AMERICA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRELIMINARY PROXY STATEMENT

Personnel Group of America, Inc.

FIVE LAKEPOINTE PLAZA, 2ND FLOOR
2709 WATER RIDGE PARKWAY
CHARLOTTE, NORTH CAROLINA 28217

May    , 2003

Dear Stockholder:

     You are cordially invited to attend the 2003 annual meeting of the stockholders of Personnel Group of America, Inc., to be held at the Wyndham Garden Hotel, 2600 Yorkmont Road, Charlotte, North Carolina 28208, on Wednesday, June 18, 2003, at 9:30 a.m., local time.

     The Notice of Meeting and Proxy Statement for the annual meeting are attached hereto. A copy of our 2002 Annual Report to Stockholders is also attached. The matters to be acted upon by our stockholders at the annual meeting are set forth in the Notice of Meeting and discussed in detail in the Proxy Statement.

     We would appreciate your signing, dating and returning the enclosed proxy card in the envelope provided at your earliest convenience. If you choose to attend the annual meeting, you may revoke your proxy and personally cast your votes at the annual meeting.

     We look forward to seeing you at the annual meeting.

Sincerely yours,

Larry L. Enterline Chief Executive Officer

PRELIMINARY PROXY STATEMENT

PERSONNEL GROUP OF AMERICA, INC.

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

To be held on Wednesday, June 18, 2003

To the stockholders of Personnel Group of America, Inc.:

     NOTICE IS HEREBY GIVEN that the 2003 annual meeting of the stockholders of Personnel Group of America, Inc., a Delaware corporation, will be held at 9:30 a.m., local time, on June 18, 2003, at the Wyndham Garden Hotel, 2600 Yorkmont Road, Charlotte, North Carolina 28208, for the following purposes:

1.	To elect three members to our board of directors, each to serve until his successor is duly elected and qualified;

2.	To approve and adopt a new incentive plan to replace our existing stock option plan;

3.	To approve an amendment and restatement of our certificate of incorporation that will (i) effect a reverse stock split of our common stock at a one-for-twenty-five ratio, (ii) eliminate provisions separating our board of directors into three classes and prohibiting action by consent of our common stockholders without a meeting, (iii) elect that we not be governed by Section 203 of the Delaware General Corporation Law, (iv) add minority stockholder protection provisions in connection with certain transactions with a stockholder that beneficially owns 20% or more of the shares of capital stock that are generally entitled to vote on matters submitted to our stockholders; (v) add provisions requiring a supermajority vote of our board of directors or stockholders to adopt changes to our certificate of incorporation or bylaws and (vi) make other amendments set forth in the form of our proposed restated certificate of incorporation attached as Annex A to the proxy statement provided herewith; and

4.	To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for 2003.

At the annual meeting, our stockholders will also consider and act upon any and all other business that may properly come before the annual meeting or any adjournment of the meeting.

     Holders of record of our common stock or our outstanding preferred stock at the close of business on April 28, 2003 are entitled to notice of and to vote at the annual meeting. You may examine a list of those stockholders at our principal executive offices at Five LakePointe Plaza, 2nd Floor, 2709 Water Ridge Parkway, Charlotte, North Carolina 28217, during the 10-day period preceding the annual meeting. Each share of our outstanding common stock will entitle the holder thereof to one vote on each matter that may properly come before the annual meeting. Each share of our outstanding preferred stock will entitle the holder thereof to 100 votes on each such matter, which represents one vote for each share of our common stock into which the share of preferred stock is then convertible.

PRELIMINARY PROXY STATEMENT

     The accompanying proxy statement provides you with a summary of the proposals on which our stockholders will vote at the annual meeting. Please give all of this information your careful attention. Your vote is important regardless of the number of shares that you own. Whether or not you expect to be present at the annual meeting, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if it is mailed in the United States.

By order of the Board of Directors,

Ken R. Bramlett, Jr.
Secretary

Charlotte, North Carolina
May , 2003

ALL STOCKHOLDERS ARE INVITED TO ATTEND OUR 2003 ANNUAL MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXIES AND VOTE THEIR SHARES IN PERSON.

PRELIMINARY PROXY STATEMENT

2003 ANNUAL MEETING OF STOCKHOLDERS
OF
PERSONNEL GROUP OF AMERICA, INC.
_____________________

PROXY STATEMENT

_____________________

     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Personnel Group of America, Inc., a Delaware corporation (the “Company” or “we” or “us”), from the holders of our capital stock, for use at the 2003 annual meeting of our stockholders to be held at the Wyndham Garden Hotel, 2600 Yorkmont Road, Charlotte, North Carolina 28208, at 9:30 a.m., local time, on June 18, 2003, or at any adjournments or postponements of that meeting. The approximate date that this proxy statement and the enclosed form of proxy are first being sent or given to our stockholders is May    , 2003. Our principal executive offices are located at Five LakePointe Plaza, 2nd Floor, 2709 Water Ridge Parkway, Charlotte, North Carolina 28217, and our telephone number there is (704) 442-5100.

     At this annual meeting, our stockholders will consider the following proposals:

1.	A proposal to elect Victor E. Mandel, James V. Napier and William J. Simione, Jr. as directors, each to serve until his successor is duly elected and qualified;

2.	A proposal to approve and adopt a new incentive plan to replace our existing stock option plan;

3.	A proposal to amend and restate our certificate of incorporation to (i) effect a reverse stock split of our common stock at a one-for-twenty-five ratio, (ii) eliminate provisions separating our board of directors into three classes and prohibiting action by consent of our common stockholders without a meeting, (iii) elect that Section 203 of the Delaware General Corporation Law not govern the Company, (iv) add minority stockholder protection provisions in connection with certain transactions with a stockholder that beneficially owns 20% or more of the shares of capital stock that are generally entitled to vote on matters submitted to our stockholders, (v) add provisions requiring a supermajority vote of our board of directors or stockholders to adopt changes to our certificate of incorporation or bylaws and (vi) make other amendments set forth in the form of our proposed amended and restated certificate of incorporation attached as part of Annex A to this proxy statement; and

4.	A proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for 2003.

     At the annual meeting, our stockholders will also consider and act upon any and all other business that may properly come before the annual meeting or any adjournment of that meeting.

THE ANNUAL MEETING

Date, Time, Place and Purpose

     This proxy statement and the accompanying form of proxy are being furnished to holders of our common stock, par value $0.01 per share, and our Series B Convertible Participating Preferred Stock, par value $0.01 per share (which we refer to as our Series B preferred stock), in connection with the solicitation of proxies by our board of directors for use at our 2003 annual meeting of stockholders to be held on June 18, 2003, at the Wyndham Garden Hotel, 2600 Yorkmont Road, Charlotte, North Carolina 28208, commencing at 9:30 a.m., local time, and at any adjournment or postponement of that meeting. At the meeting, holders of our common stock and Series B preferred stock will be asked to consider and vote on the proposals described in this proxy statement.

PRELIMINARY PROXY STATEMENT

Record Date and Quorum Requirement

     Our board of directors has fixed the close of business on April 28, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. Accordingly, only holders of record of shares of our common stock and Series B preferred stock at the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting. At the close of business on the record date, there were 47,821,637 shares of our common stock outstanding and entitled to vote, held by approximately 5,071 beneficial holders, and 1,044,433 shares of our Series B preferred stock outstanding and entitled to vote, held by approximately 27 beneficial owners.

     Each holder of record of shares of our common stock on the record date is entitled to cast one vote per share on each proposal properly submitted for the vote of the stockholders at the annual meeting. Each holder of record of shares of our Series B preferred stock on the record date is entitled to cast 100 votes on each of these proposals for each share of Series B preferred stock then held by such holder, which is equivalent to one vote for each share of common stock into which such share of Series B preferred stock is then convertible. Votes may be cast either in person or by properly executed proxy.

     The presence in person or by properly executed proxy of the holders of a majority of the outstanding shares of common stock and Series B preferred stock on the record date, taken together as a single class, is necessary to constitute a quorum for the transaction of business at the meeting. For purposes of determining whether we have a quorum, each share of Series B preferred stock will be deemed to represent 100 shares of common stock. If a quorum is not present at the annual meeting, the stockholders present may adjourn the annual meeting from time to time, without notice other than by announcement at the meeting, until a quorum is present or represented. Shares represented by proxies that are marked ABSTAIN and broker “non-votes” will be counted as present for the purpose of determining the presence or absence of a quorum at the meeting. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Required Vote; Broker Voting Procedures

     Directors will be elected by a plurality of the voting power present in person or represented by proxy and entitled to vote at the annual meeting. Each share of Series B preferred stock will count as the number of outstanding shares of our common stock into which it is then convertible. Votes may be cast either FOR each director nominee or to WITHHOLD AUTHORITY for each director nominee separately. Only shares that are voted in favor of a particular nominee will be counted towards that nominee’s achievement of a plurality. Thus, shares represented at the annual meeting that are not voted for a particular nominee, shares present in person or represented by proxy where the stockholder properly withholds authority to vote for the nominee, and broker non-votes, if any, will not be counted towards the nominee’s achievement of a plurality.

     Approval of proposal 2 and proposal 4, regarding our new incentive plan and the ratification of our independent auditors, requires the affirmative vote of a majority of the shares of our capital stock represented at the meeting and entitled to vote on the proposal. Each share of Series B preferred stock will count as the number of outstanding shares of our common stock into which it is then convertible. If a stockholder abstains from voting its shares or directs the stockholder’s proxy to abstain from voting its shares on these proposals, the shares will be considered present and entitled to vote but will have the same effect as votes against the proposals. On the other hand, broker non-votes, if any, will not be considered present and entitled to vote and will have no effect on the outcome of the vote. However, broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority for these proposals by reducing the total number of shares from which the majority is calculated.

PRELIMINARY PROXY STATEMENT

     Approval of proposal 3, regarding amendments to our certificate of incorporation, requires the affirmative vote of the holders of a majority of the outstanding shares of our capital stock. For this purpose, each share of Series B preferred stock will count as the number of outstanding shares of our common stock into which the share of Series B preferred stock is then convertible. Abstentions effectively count as negative votes on this proposal. A failure to vote (other than a broker non-vote) or a vote to abstain will have the same legal effect as a vote cast against approval of our amended and restated certificate of incorporation.

Voting and Revocation of Proxies

     The enclosed proxy provides that shares of common stock and Series B preferred stock may be voted FOR the director nominees or to WITHHOLD AUTHORITY for the nominees and FOR, AGAINST or ABSTAIN from voting with respect to the other proposals. The board of directors recommends that you vote FOR each of the three director nominees named in this proxy statement, FOR the adoption of the new equity incentive plan, FOR adoption of the amendments to our certificate of incorporation and FOR ratification of the selection of independent auditors. In addition, three of the entities to which we issued capital stock in our recent financial restructuring, which together hold more than 45% of the voting power of our outstanding capital stock, have agreed to vote FOR adoption of the amendments to our certificate of incorporation.

     Shares of our stock represented by properly executed proxies received at or prior to the meeting and not revoked will be voted in the manner specified on such proxies. Properly executed proxies that do not contain voting instructions will be voted FOR election of each of the nominees for director and FOR approval and adoption of each of the other proposals. Properly executed proxies marked ABSTAIN, although counted for purposes of determining whether there is a quorum at the meeting, will not be voted.

     At the date of this proxy statement, the board of directors does not know of any business to be presented at the meeting other than as set forth in the notice accompanying this proxy statement. If any other matters should properly be presented at the meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     A stockholder giving a proxy has the power to revoke it at any time before the vote is taken at the annual meeting by:

•	submitting to the Secretary of the Company a written instrument revoking the proxy;

•	submitting a duly executed proxy bearing a later date; or

•	voting in person at the annual meeting.

     Any written notice of revocation or subsequent proxy should be sent so as to be delivered to us at Five LakePointe Plaza, 2nd Floor, 2709 Water Ridge Parkway, Charlotte, North Carolina 28217, Attention: Secretary, or hand-delivered to our Secretary at that address, at or before the taking of the vote at the annual meeting.

PRELIMINARY PROXY STATEMENT

Solicitation of Proxies

     Proxies are being solicited on behalf of our board of directors. We will pay the costs and expenses incurred in connection with the printing and mailing of this proxy statement and the solicitation of the enclosed proxy. In addition to solicitation by mail, our directors, officers and employees may solicit proxies in person or by telephone, telegram or other means of communication. Our directors, officers and employees will receive no additional compensation for such services, but we may reimburse them for reasonable out-of-pocket expenses in connection with such solicitation. Brokers, custodians, nominees and fiduciaries will be requested to forward proxy solicitation materials to the beneficial owners of shares held of record by them, and we will reimburse them for the reasonable, out-of-pocket expenses they incur in doing so. We have also retained Corporate Communications, Inc. of Nashville, Tennessee, to aid in the proxy solicitation at an estimated cost of $5,000, plus expenses.

     Holders of our common stock should not send stock certificates with their proxy cards. If we implement the reverse stock split described under “Proposal 3 — Charter Amendments — Reverse Stock Split,” common stockholders will be provided with instructions and a letter of transmittal relating to the exchange of their common stock certificates following the effective date of the reverse stock split.

Appraisal Rights

     Neither our certificate of incorporation nor the laws of the State of Delaware provide appraisal rights or any other statutory remedy to dissenting stockholders in connection with any of the proposals being voted upon at the annual meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS

Current Board

     Our current certificate of incorporation and bylaws provide for seven directors who are divided into three classes. On April 14, 2003, in connection with our restructuring, Kevin P. Egan, James C. Hunt and J. Roger King resigned from our board. In accordance with our bylaws, the board named Victor E. Mandel, Christopher R. Pechock and Elias J. Sabo to fill the resulting vacancies. The board also changed the class designation of James V. Napier and William J. Simione, Jr. from Class III to Class II and the designation of Janice L. Scites from Class II to Class III. As the board is now constituted, the terms of the Class I directors, Mr. Pechock and Mr. Sabo, expire at the 2005 annual meeting of stockholders, and the terms of the Class III directors, Larry L. Enterline and Janice L. Scites, expire at the 2004 annual meeting. Victor E. Mandel, James V. Napier and William J. Simione, Jr. are the current Class II directors, and their terms expire at this annual meeting.

Nominees

     The Governance Committee has nominated Victor E. Mandel, James V. Napier and William J. Simione, Jr. for election as Class II directors. In accordance with our bylaws, the Governance Committee consists of two directors who were designated by the group of our stockholders that own 20% or more of our voting capital stock (Mr. Pechock and Mr. Sabo) and one additional independent director (Ms. Scites). The board of directors has no reason to believe that any of the three nominees will refuse to act or be unable to accept election. If any unforeseen contingencies should arise, however, each proxy will be voted for such other person or persons as the board may designate unless the proxy specifically directs otherwise.

PRELIMINARY PROXY STATEMENT

     If at this annual meeting our stockholders approve the changes to our certificate of incorporation contained in proposal 3, which have the effect, among others, of eliminating our classified board structure, the terms of all of our directors, including the three elected at this annual meeting, will expire at the 2004 annual meeting. If our stockholders do not approve proposal 3, the directors elected at this meeting will serve terms that expire at our 2006 annual meeting, and the other directors will continue to serve the terms described above. See “Proposal 3 — Charter Amendments — Classification of the Board of Directors.”

     Our bylaws prescribe the procedure a stockholder must follow to make nominations for director candidates, as described below under “Stockholders’ Proposals.”

Vote Required

     Directors will be elected by a plurality of the voting power present in person or represented by proxy and entitled to vote at the annual meeting. Each share of Series B preferred stock will count as the number of outstanding shares of our common stock into which it is then convertible. Votes may be cast either FOR each director nominee or to WITHHOLD AUTHORITY for each director nominee separately. Only shares that are voted in favor of a particular nominee will be counted towards that nominee’s achievement of a plurality. Thus, shares represented at the annual meeting that are not voted for a particular nominee, shares present in person or represented by proxy where the stockholder properly withholds authority to vote for the nominee, and broker non-votes, if any, will not be counted towards the nominee’s achievement of a plurality.

     This proposal is not conditioned upon the approval of any of the other proposals described in this proxy statement. Under Delaware law and the provisions of our certificate of incorporation and bylaws, you are not entitled to dissenters’ rights of appraisal with respect to the election of our directors.

     Our board of directors believes the election of the three nominees named above is in the best interests of the Company and its stockholders and recommends that you vote FOR each of the nominees. Each proxy card executed and returned will be voted FOR each of the nominees unless contrary instructions are indicated on the proxy card.

     The principal occupation and certain other information (including age as of the date of the proxy statement) about these nominees and other directors of the Company whose terms of office continue after the annual meeting are set forth below, along with information about the Company’s executive officers.

MANAGEMENT INFORMATION

Nominees for Class II Directors

     Victor E. Mandel: Mr. Mandel, age 38, has served as a director since the completion of our financial restructuring in April 2003. Since 2001, Mr. Mandel has served as founder and Managing Member of Criterion Capital Management, an investment company. From May 1999 to November 2000, Mr. Mandel was Executive Vice President — Finance and Development of Snyder Communications, Inc., with operating responsibility for its publicly-traded division Circle.com. From June 1991 to May 1999, Mr. Mandel was a Vice President in the Investment Research department at Goldman Sachs & Co. covering emerging growth companies.

     James V. Napier: Mr. Napier has served as a director since September 1995. He is currently chair of the Audit Committee. From November 1992 to November 2000, Mr. Napier served as the Chairman of Scientific-Atlanta, Inc., a telecommunications company. In addition to serving on the Boards of directors of our Company and Scientific-Atlanta, Mr. Napier serves on the Boards of directors of Engelhard Corporation, Vulcan Materials Company, McKesson Corporation, Intelligent Systems Corporation and WABTEC Corp.

PRELIMINARY PROXY STATEMENT

     William J. Simione, Jr.: Mr. Simione, age 61, has served as a director since September 1995. From January 1996 to October 2001, Mr. Simione served as President of Simione Consulting, LLC, a subsidiary of CareCentric, Inc. (formerly Simione Central Holdings, Inc.). Since October 2001, Mr. Simione has served as managing principal of Simione Consulting, LLC, which provides consulting services and information systems to the home healthcare industry. Mr. Simione also serves on the board of directors of CareCentric, Inc. He is a member of the Prospective Payment Task Force, a Regulatory Affairs Subcommittee for the National Association for Home Care, and is one of the Subcommittee’s National Reimbursement Consultants.

Class I Directors

     Christopher R.. Pechock: Mr. Pechock, age 38, has served as a director since the completion of our financial restructuring in April 2003. He currently serves on the Audit, Compensation, Executive and Governance Committees. Since 1998, Mr. Pechock has served as a partner of one of our stockholders, MatlinPatterson Global Opportunities Partners, an asset management firm specializing in corporate restructurings, and its predecessor. From 1996 to 1998, Mr. Pechock was employed by Turnberry Capital Management, a capital management firm. Mr. Pechock has a Master’s degree in business administration from Columbia Business School. Mr. Pechock also serves on the boards of directors of Huntsman Holdings, Inc. and several private companies.

     Elias J. Sabo: Mr. Sabo, age 32, has served as a director since the completion of our financial restructuring in April 2003. He currently serves on the Audit, Executive and Governance Committees and as chair of the Compensation Committee. Since 1998, Mr. Sabo has served as a founding partner at The Compass Group International LLC. Prior to joining Compass, Mr. Sabo worked in the acquisition department for Colony Capital, a Los Angeles-based real estate private equity firm, from 1992 to 1996 and as a healthcare investment banker for CIBC World Markets (formerly Oppenheimer & Co.) from 1996 to 1998. Mr. Sabo also serves on the boards of directors of several private companies.

Class III Directors

     Larry L. Enterline: Mr. Enterline, age 50, has served as our Chief Executive Officer and as a director since December 2000, and now serves as Chairman of our board of directors. He also chairs our Executive Committee. From 1984 to 1989, Mr. Enterline served as Vice President of Marketing and Sales with Bailey Controls. From 1989 to 1999, Mr. Enterline served in various management roles with Scientific-Atlanta, Inc., most recently as a Senior Vice President in charge of worldwide sales and service organization. Mr. Enterline holds a bachelor’s degree in electrical engineering and a Master’s degree in business administration.

     Janice L. Scites: Ms. Scites, age 52, has served as a director since August 1999. She is currently chair of the Governance Committee and serves on the Compensation Committee. Since 2000, Ms. Scites has served as President of Scites Associates, Inc., an information technology and management consulting firm. From 1995 to 2000, Ms. Scites served in various management roles with AT&T, initially as Vice President in its Business Customer Care and Value-Added Services organizations and most recently as Vice President in the Internet Implementation Strategy Group. Prior to joining AT&T, Ms. Scites spent 13 years with Phoenix Mutual Life Insurance Company and five years with Connecticut Mutual Life Insurance Company. Ms. Scites also serves on the board of directors of Central Vermont Public Service Corporation, a Vermont-based electric utility.

Other Executive Officers

     James C. Hunt: Mr. Hunt, age 46, has served as our President and Chief Financial Officer since January 2001. Prior to that time, Mr. Hunt served as our President from October 1999 to January 2001,

PRELIMINARY PROXY STATEMENT

Chief Financial Officer and Treasurer from March 1997 until October 1999 and Senior Vice President from January 1997 until March 1997. Mr. Hunt served as a director from January 1997 to April 2003. Prior to joining us in January 1997, Mr. Hunt spent 18 years with Arthur Andersen LLP, a worldwide accounting and consulting firm, the last six years as a partner.

     Michael H. Barker: Mr. Barker, age 48, has served as President of Division Operations since January 2003. From January 2001 through January 2003, Mr. Barker served as President of our IT Services Division. Prior to that time, Mr. Barker served as President of Divisional Operations from October 1999 to January 2001 and as President of the Commercial Staffing division from January 1998 until October 1999. Prior to joining us, from 1995 to 1997 Mr. Barker served as the Chief Operations Officer for the Computer Group Division of IKON Technology Services, a diversified technology company.

     Ken R. Bramlett, Jr.: Mr. Bramlett, age 43, has served as our Senior Vice President, General Counsel and Secretary since January 2001. Prior to that time, Mr. Bramlett served as our Chief Financial Officer and Treasurer from October 1999 to January 2001 and as our Senior Vice President, General Counsel and Secretary from October 1996 until October 1999. Mr. Bramlett also served as a director from August 1997 to January 2001. Prior to joining us in October 1996, Mr. Bramlett spent 12 years with Robinson, Bradshaw & Hinson, P.A., a Charlotte, North Carolina law firm, the last six years as a partner. Mr. Bramlett serves on the board of directors of World Acceptance Corporation, a small loan consumer finance company headquartered in Greenville, South Carolina.

     Thomas E. Stafford: Mr. Stafford, age 58, has served as our Vice President of Human Resources since January 2000. Prior to that time, Mr. Stafford served as the Director of Human Resources for the Film and Fiber Division of Hoechst Celanese Corporation from 1992 to April 1998 and as Director of Benefits from April 1998 to April 1999.

CORPORATE GOVERNANCE

Board Meetings and Committees

     During 2002, our board of directors held four regularly scheduled meetings and took a number of actions by unanimous written consent. All incumbent directors had perfect attendance at all meetings of our board of directors and all meetings of board committees during 2002 to the extent such directors served on such committees.

     Audit Committee. Mr. Napier, Ms. Scites and Mr. Simione served as members of the Audit Committee of our board of directors in 2002. The Audit Committee is responsible for, among other things, considering the appointment of our independent auditors, reviewing with them the plan and scope of their audit and audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with internal and independent auditors. All of the members of the 2002 Audit Committee satisfy the criteria for independence set by Nasdaq. Our independent auditors have access to the Audit Committee at any time. The Audit Committee met three times during 2002 and had separate conference calls prior to each of our quarterly earnings releases during the year.

     Mr. Napier (chair), Mr. Pechock and Mr. Sabo are the current members of the Audit Committee. The Audit Committee’s written charter is attached as Annex B to this proxy statement.

     Compensation Committee. Kevin P. Egan and J. Roger King, who resigned from the board in April 2003, and Mr. Napier served as members of the Compensation Committee of our board of directors during 2002. The Compensation Committee reviews proposals regarding the establishment of, or changes in, benefits plans, salaries and other compensation of our executive officers and other designated employees, advises management and makes recommendations to our board of directors with respect to

PRELIMINARY PROXY STATEMENT

compensation for these individuals, and administered our 1995 Equity Participation Plan, which we refer to as our 1995 Stock Option Plan (which was terminated in connection with our restructuring) and Management Incentive Compensation Plan. It will also administer our 2003 Equity Incentive Plan, if our stockholders approve that plan at the annual meeting. The Compensation Committee met two times during 2002.

     Mr. Sabo (chair), Mr. Pechock and Ms. Scites are the current members of the Compensation Committee.

     Governance Committee. Mr. Egan, Mr. King and Mr. Simione served as members of the Governance Committee of our board of directors during 2002. The Governance Committee provides general oversight of the governance of our board of directors, makes recommendations concerning board size, make-up, structure and compensation and recommends nominees for the board and its committees. The Governance Committee met two times during 2002.

     Ms. Scites (chair), Mr. Pechock and Mr. Sabo are the current members of the Governance Committee.

     Special Committee. Mr. Napier, Ms. Scites and Mr. Simione served as members of a Special Committee of our board of directors during 2002 and the first four months of 2003. The Special Committee was responsible for considering actions in connection with possible strategic transactions we were evaluating and with the comprehensive restructuring of our debt in April 2003. The Special Committee met on numerous occasions in 2002.

     Executive Committee. The board has recently formed an Executive Committee comprised of Mr. Enterline (chair), Mr. Pechock and Mr. Sabo.

Director Compensation

     In 2002, Mr. Egan was paid $10,000 for his service as non-executive Chairman of the board and $10,000 for special services as a director in connection with our financial restructuring. Additionally, each non-employee director received an annual retainer of $15,000, and an annual retainer of $1,000 for each board committee he or she chaired. Non-employee directors also received meeting fees of $1,000 per board meeting attended and $750 per committee meeting attended, plus reimbursement of expenses. Members of the Special Committee received an additional $10,000 for their service on that committee.

     We offer a deferred fee plan for our non-employee directors under which participating directors may defer any or all of their retainer and meeting fees for specified time periods. The deferred fee plan is non-qualified for tax purposes. Deferred fees under the plan earn interest at the prime rate or, at each participating director’s option, a return based on our stock price performance over time. Each non-employee director, except for Mr. King, elected to defer 100% of the retainer and meeting fees to which he or she otherwise was entitled in 2002 under the deferred fee plan. None of our directors have elected to participate in this plan for 2003.

     Each of our 2002 directors also received an annual option grant to purchase 3,000 shares of common stock in 2002 under our 1995 Stock Option Plan, which required that the exercise price for options granted under the plan equal the fair market value of our common stock on the date of grant. In connection with the Company’s recently completed financial restructuring, each of our 2002 directors (other than Mr. King) has irrevocably waived his or her right to exercise all of his or her outstanding PGA stock options granted under the 1995 Stock Option Plan, including these options, and has forfeited all of such options to the Company. Additionally, the 1995 Stock Option Plan has been terminated. The Board is currently considering revising its program of equity-based compensation for directors for 2003.

PRELIMINARY PROXY STATEMENT

Certain Relationships and Related Party Transactions

     According to the most recent beneficial ownership reports they had filed with the Securities and Exchange Commission, each of the following entities and groups beneficially owned more than 5% of our capital stock prior to April 14, 2003:

•	a group that includes MatlinPatterson Global Opportunities Partners L.P., or MatlinPatterson, and Inland Partners, L.P. and Links Partners, L.P., two affiliated entities that we refer to collectively as Inland/Links;

•	a group that includes SC Fundamental Value Fund, L.P. and SC Fundamental Value Fund BVI, Ltd., affiliated entities that we refer to collectively as SC Fundamental Value; and

•	Amalgamated Gadget, L.P., as investment manager for R2 Investments, LDC.

     On April 14, 2003, we completed a comprehensive financial restructuring with our senior credit facility lenders and the holders of approximately $109.7 million of our $115 million outstanding 5.75% convertible subordinated notes due 2004. The noteholders that participated in this restructuring included MatlinPatterson, Inland/Links, SC Fundamental Value and R2 Investments. MatlinPatterson and Inland/Links also participated in their role as senior credit facility lenders. The following is a brief summary of our material restructuring transactions.

     Note exchange. In the restructuring, we issued shares of our common stock and Series B preferred stock to the participating noteholders in a privately negotiated exchange for their 5.75% notes. For each $1,000 in principal amount of notes exchanged, the participating noteholders received:

•	$28.75 in cash;

•	190.9560 shares of newly issued shares of our common stock; and

•	9.5242 shares of our Series B preferred stock., each of which is currently convertible into 100 shares of our common stock.

     We issued to the participating noteholders a total of 20,940,425 shares of our common stock and 1,044,433 shares of Series B preferred stock, which together represented approximately 82% of the voting power of our then outstanding voting stock. Of this total, we issued 5,779,952 shares of common stock and 288,283 shares of Series B preferred stock to MatlinPatterson and 2,889,976 shares of common stock and 144,142 shares of Series B preferred stock to each of Inland Partners and Links Partners. This resulted in the group consisting of MatlinPatterson, Inland/Links and their affiliates beneficially owning approximately 45.4% of the voting power of our outstanding capital stock (excluding shares of our common stock underlying warrants issued to them as senior lenders in connection with the amendment of our senior credit facility, as described below). We issued 3,660,245 shares of common stock and 182,560 shares of Series B preferred stock to R2 Investments, which resulted in Amalgamated Gadget beneficially owning approximately 14.4% of the voting power of our outstanding capital stock. We issued a total of 381,922 shares of common stock and 19,048 shares of Series B preferred stock to SC Fundamental Value, but the aggregate issuances resulted in SC Fundamental Value beneficially owning less than 5% of any class of our capital stock.

     Reconstitution of board. In connection with the note exchange, we agreed to reconstitute our board to provide for seven members. The participating noteholders designated two of these seven directors, Mr. Pechock and Mr. Sabo, prior to the exchange. Mr. Pechock is a partner of MatlinPatterson, and Mr. Sabo is

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a partner of The Compass Group International LLC, which is an affiliate of Inland/Links. In addition, Mr. Sabo is part of the group that shares investment authority with respect to the shares of our capital stock issued in the restructuring to MatlinPatterson and Inland/Links.

     As permitted by the agreement that governed our restructuring, the participating noteholders also designated I. Joseph Massoud to attend meetings of our board in a non-voting observer capacity. Mr. Massoud is another member of the group that shares investment authority with respect to the shares of our capital stock issued to MatlinPatterson and Inland/Links. The restructuring agreement entitles Mr. Pechock to designate a board observer as well.

     Of the other five directors that make up our reconstituted board, one is our Chief Executive Officer, who is an incumbent director; one is an independent, incumbent director whom we designated with the participating noteholders’ consent; and the remaining three are independent directors (two of whom are incumbents) whom the participating noteholders designated with our consent. For more information about our reconstituted board, see “Proposal 1 — Election of Directors” and “Management Information.”

     Amendments to credit facility. In order to permit the closing of the note exchange and to provide for the terms on which our existing senior lenders would continue to finance our working capital needs, we executed definitive agreements with the existing senior lenders for amendments to our existing credit facility. These agreements provided, among other things, for a 10% reduction in the principal amount of debt owed under the facility and an extension of the facility’s maturity date. In connection with the amendments, we used most of our cash on hand (after payment of expenses of the transactions and after receipt of approximately $24.8 million in recoverable income taxes included in our March 30, 2003 balance sheet) to repay outstanding borrowings under the facility to the lenders on a pro rata basis. A total of $4,377,500 of the debt owed under the facility to MatlinPatterson and Inland/Links was reduced, and they received a total of $16,143,625 from our repayment of outstanding borrowings.

     To replace equity appreciation rights we had granted to the senior lenders in connection with earlier amendments to the credit facility, we issued common stock purchase warrants to the lenders entitling them to purchase a total of 19,224,917 shares of common stock, equal to 10% of the outstanding common stock on a fully diluted basis. These warrants are exercisable in whole or part over a 10-year period, and their exercise price is $0.3121 per share (which was based on a stated valuation for our equity of $60 million). MatlinPatterson and Inland/Links received a total of 8,170,589 of these warrants.

     Registration rights agreement. In connection with the restructuring, we entered into an agreement with each of the former noteholders participating in the note exchange and each of our senior lenders, including MatlinPatterson and Inland/Links, to provide them with registration rights with respect to the following shares of our common stock:

•	shares issued in the exchange,

•	shares acquired upon conversion of the Series B preferred stock issued in the exchange and

•	shares acquired upon exercise of the warrants issued to the senior lenders in connection with the amendments to our credit facility.

     Amendments to stockholder rights plan. In connection with the restructuring, we also amended and restated the stockholder rights plan that governs the terms of preferred share purchase rights that currently accompany our common stock. The amendments include, among other things, the following additional exceptions to the definition of an “Acquiring Person:”

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•	persons and entities that acquired beneficial ownership of our capital stock in exchange for the 5.75% notes, including MatlinPatterson and Inland/Links;

•	any “significant holder” that acquired capital stock in compliance with our amended and restated certificate of incorporation, and

•	transferees of a significant holder that acquired capital stock in compliance with our amended and restated certificate of incorporation.

A “significant holder” is one that beneficially owns 20% or more of the shares of our capital stock that are entitled to vote on matters submitted to a vote of our stockholders, or voting stock. Both MatlinPatterson and Inland/Links are currently significant holders under this definition.

     In addition, the stockholder rights plan was amended to include a tag-along right for the benefit of any holder (including certain holders of more than 2% acting together as a group) of 5% or more of our voting stock. This tag-along right entitles each 5% holder (or group) to participate pro rata, for the same amount and form of consideration and otherwise on substantially the same terms and conditions, in any transfer by any significant holders of 20% or more of our voting stock. Based on their current holdings of our capital stock, each of MatlinPatterson, Inland/Links and R2 Investments could exercise this tag-along right.

     Amendments to bylaws and charter. As a result of changes to our bylaws we adopted in connection with the restructuring, our significant holders, currently MatlinPatterson and Inland/Links, together will have the power to designate, either directly or through a committee including members of our board of directors that they have previously designated, an aggregate of six nominees for election to our board of directors (at least four of whom must qualify as independent directors under applicable exchange rules and listing standards) and two board observers.

     We also agreed in connection with the restructuring to propose a number of changes to our certificate of incorporation for adoption by our stockholders. These changes will benefit holders of a significant amount of our capital stock, including MatlinPatterson, Inland/Links and R2 Investments. See “Proposal 3 — Charter Amendments.”

     Transactions involving executive officers. We also entered into employment agreements with and granted stock options to four executive officers in connection with the restructuring. See “Executive Compensation — Employment Agreements.”

Section 16(A) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity securities. Executive officers, directors and greater than 10% stockholders are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us during and for the fiscal year ended December 29, 2002, our executive officers and directors and any greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

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EXECUTIVE COMPENSATION

     The following table sets forth compensation information for fiscal years 2002, 2001 and 2000 for those persons who were, except as otherwise noted, our Chief Executive Officer and our four other most highly paid executive officers as of December 29, 2002:

						Long-Term
						Compensation
						Awards

		Annual Compensation			Other	Securities
					Annual	Underlying	All Other
Name and Principal Position		Salary	Bonus		Compensation	Options(#)(1)	Compensation

Larry L. Enterline (2)	2002	$409,476	$—	(3)	$—	—	$—
Chief Executive Officer	2001	414,666	—	(3)	—	—	4,404	(4)
	2000	5,000	—		—	700,000	—
James C. Hunt	2002	$307,445	$147,000		$—	—	$50,000	(5)
President and Chief Financial Officer	2001	307,965	200,000		—	50,000	131,216	(6)
	2000	308,100	—		—	40,000	50,000	(7)
Michael H. Barker	2002	$246,741	$84,000		$—	—	$2,750	(5)
President — Division Operations	2001	247,379	108,000		—	40,000	67,759	(6)
	2000	247,870	—		—	40,000	16,236	(7)
Ken R. Bramlett, Jr.	2002	$247,175	$84,000		$—	—	$20,160	(5)
Senior Vice President, General Counsel	2001	247,695	96,000		—	30,000	102,013	(6)
and Secretary	2000	248,100	—		—	40,000	50,000	(7)
Thomas M. Wittenschlaeger (8)	2002	$205,441	$70,000		$—	—	$16,215	(5)
Senior Vice President, Corporate	2001	165,336	69,750		—	50,000	27,376	(9)
Development and Chief Technology Officer

(1)	Option grants for the named officers in 2000 and 2001 generally vested 25% on each of the first four anniversaries of the grant dates. In connection with the Company’s recently completed financial restructuring, each of the named executives has irrevocably waived his right to exercise all of his outstanding options for the Company’s common stock granted under the 1995 Stock Option Plan, including these options, and has forfeited all of such options to the Company. The Company did not grant stock options to any of the named officers in 2002.

(2)	Mr. Enterline was appointed as our Chief Executive Officer in December 2000.

(3)	At the request of the Compensation Committee, Mr. Enterline has deferred the payment of his bonuses for 2001 and 2002. Mr. Enterline’s bonus for 2001 was a guaranteed $400,000, and his bonus for 2002 was $280,000.

(4)	Represents relocation expense reimbursements paid to Mr. Enterline in 2001.

(5)	Represents 2002 allocations to our non-qualified profit-sharing plan for Mr. Hunt, Mr. Bramlett and Mr. Wittenschlaeger and a matching contribution to our IT Services Division 401(k) plan for Mr. Barker.

(6)	Represents 2001 allocations to our non-qualified profit-sharing plan for Mr. Hunt, Mr. Barker and Mr. Bramlett of $50,000, $17,964 and $19,903, respectively, and $81,216, $49,795 and $82,110, respectively, paid to the named officers in connection with the termination and amendment of vacation and paid time off plans.

(7)	Represents 2000 allocations to our non-qualified profit-sharing plan for the named officers.

(8)	Mr. Wittenschlaeger served as our Senior Vice President, Corporate Development and Chief Technical Officer from April 2001 until his resignation in January 2003.

(9)	Represents a 2001 allocation to our non-qualified profit-sharing plan for Mr. Wittenschlaeger of $10,020 and $17,356 of relocation expense reimbursements.

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     Option Year-End Value Table.

     The following table sets forth certain information concerning unexercised options held as of the end of 2002. None of the named officers exercised any options during 2002.

Fiscal Year-End Option Value

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money Options
	Options at FY-End (#)(1)		at FY-End ($)(2)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Larry L. Enterline	350,000	350,000	$0	$0
James C. Hunt	296,248	71,574	0	0
Ken R. Bramlett, Jr.	177,771	52,199	0	0
Michael H. Barker	103,471	54,375	0	0
Thomas M. Wittenschlaeger	12,500	37,500	0	0

(1)	In connection with the Company’s recently completed financial restructuring, each of the named officers has irrevocably waived his rights to exercise all of these options and forfeited them to the Company.

(2)	The fair market value of the common stock used for these computations was $0.14, which was the last bid price for our common stock on the OTC Bulletin Board on December 27, 2002.

Employment Agreements

     The following six paragraphs describe the employment agreements with our executive officers that were in effect until the completion of our financial restructuring in April 2003, or in the case of Mr. Wittenschlaeger, until his resignation as an executive officer in January 2003.

     Larry L. Enterline was employed pursuant to a letter agreement dated December 20, 2000. The letter agreement provided for (i) an annual base salary of $400,000 (subject to annual adjustment as determined by the Compensation Committee), and (ii) the right to earn bonuses under the Company’s Management Incentive Compensation Plan. The letter agreement also provided for a minimum annual bonus for 2001 of $400,000, but the Compensation Committee notified Mr. Enterline in December 2001 that it had elected to defer the payment of his 2001 bonus until January 2003. The letter agreement did not specify a term of employment for Mr. Enterline. However, it did provide that if Mr. Enterline’s employment were terminated within the first two years by the Company other than for cause or by Mr. Enterline following a change in control of the Company, the Company would pay Mr. Enterline severance equal to 12 months’ salary and any unpaid bonus to which he would otherwise have been entitled, and all unvested options to purchase Common Stock then held by Mr. Enterline would become immediately exercisable.

     James C. Hunt was employed pursuant to the terms of an employment agreement, dated as of January 2, 1997, that provided for his employment until December 31, 2002, subject to automatic renewal for successive one-year periods unless either the Company or Mr. Hunt gave notice of non-renewal six months prior to expiration. Neither the Company nor Mr. Hunt gave notice of non-renewal prior to June 30, 2002. The employment agreement provided for (i) an annual base salary of $300,000 (subject to annual adjustment as determined by the Compensation Committee) and (ii) the right to earn bonuses under the Company’s Management Incentive Compensation Plan.

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     Michael H. Barker was employed pursuant to the terms of an employment agreement, dated as of January 19, 1998, that provided for his employment until January 18, 2003, subject to automatic renewal for successive one-year periods unless either the Company or Mr. Barker gave notice of non-renewal six months prior to expiration. Neither the Company nor Mr. Barker gave notice of non-renewal prior to July 18, 2002. The employment agreement provided for (i) an annual base salary of $240,000 (subject to annual adjustment as determined by the Compensation Committee) and (ii) the right to earn bonuses under the Company’s Management Incentive Compensation Plan.

     Ken R. Bramlett, Jr. was employed pursuant to the terms of an employment agreement, dated as of October 7, 1996, that provided for his employment until September 30, 2002, subject to automatic renewal for successive one-year periods unless either the Company or Mr. Bramlett gave notice of non-renewal six months prior to expiration. Neither the Company nor Mr. Bramlett gave notice of non-renewal prior to March 31, 2002. The employment agreement provided for (i) an annual base salary of $240,000 (subject to annual adjustment as determined by the Compensation Committee) and (ii) the right to earn bonuses under the Company’s Management Incentive Compensation Plan.

     Thomas M. Wittenschlaeger was employed pursuant to the terms of an employment agreement, dated as of April 11, 2001, that provided for his employment until April 11, 2003, subject to automatic renewal for successive one-year periods unless either the Company or Mr. Wittenschlaeger gave notice of non-renewal six months prior to expiration. The employment agreement provided for (i) an annual base salary of $200,000 (subject to annual adjustment as determined by our Compensation Committee) and (ii) the right to earn bonuses under the Company’s Management Incentive Compensation Plan. In accordance with the terms of Mr. Wittenschlaeger’s separation arrangement, the Company will pay him severance equal to one year’s base salary.

     Each of these employment agreements for Mr. Hunt, Mr. Barker, Mr. Bramlett and Mr. Wittenschlaeger also provided that if the employment agreement were terminated by the Company other than for cause, or by the executive upon a change in terms and conditions of employment or following a change in control of the Company, the Company would pay the executive severance equal to 12 months’ salary (24 months’ salary, in the case of Mr. Hunt) and any unpaid bonus to which he would otherwise have been entitled, and all unvested options to purchase Common Stock then held by the executive would become immediately exercisable. Each employment agreement also contained a provision prohibiting the executive from competing with the Company or soliciting employees and customers of the Company for a period of two years from the date his employment with the Company ceased.

     Each of Mr. Enterline, Mr. Hunt, Mr. Barker and Mr. Bramlett is now employed pursuant to an employment agreement dated as of the closing date of our financial restructuring. Each employment agreement provides for an annual base salary, the right to earn annual bonuses as described below and, in the event that our stockholders approve our new incentive plan at this annual meeting, the right to participate in such new plan. The initial annual base salaries established in these agreements for Mr. Enterline, Mr. Hunt, Mr. Barker and Mr. Bramlett are $400,000, $300,000, $240,000 and $240,000, respectively. Each employment agreement is for an initial term of two years, with automatic one-year extensions thereafter unless either party provides written notice of termination at least three months prior to any scheduled expiration date.

     Each annual bonus under these employment agreements will have both an objective component and a subjective component: 70% of the bonus will be tied to achievement of at least 90% of a targeted EBITDA figure for the year, with the executive eligible to earn the maximum portion of this component of the bonus if we achieve 140% of the targeted EBITDA figure. The remaining 30% of the bonus will be subject to the discretion of our Compensation Committee. The targeted EBITDA bonus awards for each executive officer will be determined as a percentage of the executive’s base salary, as follows:

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	Bonus at	Maximum
Executive	Targeted EBITDA(1)	Bonus(1)

Larry L. Enterline	30%	100%
James C. Hunt	30%	90%
Michael H. Barker	30%	90%
Ken R. Bramlett, Jr.	30%	60%

(1)	Percentage of base salary. The Bonus at Targeted EBITDA column is based upon achievement of 100% of the targeted EBITDA number, while the Maximum Bonus column is based upon achievement of 140% of the targeted EBITDA number. Both columns are based upon full award of the 30% of bonus that is subject to the Compensation Committee’s discretion.

     In connection with our recently completed financial restructuring, each of the named officers has irrevocably waived all of his rights to exercise his outstanding stock options granted under our 1995 Stock Option Plan and forfeited all of such options to the Company. For the number of options forfeited by each of these executives, see the table labeled “Fiscal Year-End Option Value” above. Each of these officers has also been awarded an initial grant of stock options under our new 2003 Equity Incentive Plan, subject to stockholder approval of the new plan at this annual meeting. Those initial stock option awards under the new plan were for 5,750,000 shares to Mr. Enterline, 2,985,000 shares to Mr. Hunt, 2,250,000 shares to Mr. Barker and 1,600,000 shares to Mr. Bramlett, and all have exercise prices higher than the per share trading price of our common stock on the date of the award.

     The employment agreements for each of Mr. Enterline, Mr. Hunt, Mr. Barker and Mr. Bramlett provide that options granted under the new incentive plan to these executive officers will vest monthly on a pro rata basis over 4 years. If any of these executive officers is terminated without cause prior to the first anniversary of the date of his employment agreement, 25% of the options initially granted to him will vest automatically as of the date of termination. In addition, all of these options will vest automatically in the event of a change of control involving the Company. Following a termination of employment, each executive will have three months to exercise his vested stock options unless his termination was without cause, in which event the exercise period will be extended to 12 months.

     The employment agreements for Mr. Enterline, Mr. Hunt, Mr. Barker and Mr. Bramlett also provide these executive officers with one year of severance upon termination (including any non-renewal) without cause. Mr. Hunt’s employment agreement provides him with two years of severance upon termination (including any non-renewal) without cause. Each of the four employment agreements requires the executive to agree to customary non-compete and non-solicitation provisions.

     The employment agreements for Mr. Enterline and Mr. Bramlett also provide them with additional severance benefits if there is a change of control involving the Company in the first year of their agreements’ term (i.e., before April 2004). The severance benefits for each of Mr. Enterline and Mr. Bramlett will be extended to two years from one year if a change of control occurs during this first year and either the executive terminates the employment agreement for good reason or the Company terminates it without cause within six months after the change of control. However, if the sale price per share of our capital stock in such change of control transaction represents a total equity value of more than $100 million, each of these officer’s additional severance will be reduced, dollar for dollar, if and to the extent that the sum of any stock option gains realized by the officer in such change of control transaction, plus the additional severance, exceeds the sum of the officer’s additional severance plus his realized stock option gains in a change of control transaction with a total equity value equal to $100 million.

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COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

     It is the Compensation Committee’s responsibility to review and recommend to the board for approval the compensation plans for our senior officers. The goals of our compensation programs for senior officers are to set compensation based on the attainment of performance objectives, to establish compensation levels that will enable us to attract and retain talented individuals and to motivate them to achieve our business objectives. To achieve these goals, we have established a compensation program consisting of three principal components. These components are base salary, incentive bonus awards made under the Management Incentive Compensation Plan and discretionary bonuses in the form of equity-based compensation consisting primarily of qualified (or incentive) and non-qualified stock options. We strive to structure our compensation programs to enable us to attract, retain and reward qualified senior management whose contributions are critical to our long-term success.

Base Salary

     We consider the sustained performance of our senior officers in establishing base salaries. Among the factors considered are length of service, individual performance, scope of responsibilities and successful management of administrative or financial functions or operating subsidiaries or divisions. The assessment of management performance focuses on both qualitative factors (such as leadership and management qualities) and quantitative factors (such as growth of revenues, operating earnings, cash flow, earnings per share, the containment of expenses and debt reduction).

     The Chief Executive Officer historically has evaluated the overall performance of our senior officers, including those other officers named in the Summary Compensation Table, and made recommendations for base salary adjustments to the Compensation Committee. Financial and business goals and objectives are typically discussed with key executives, and periodic meetings of key executives are held to discuss business strategies, financial and business performance, budgeting matters and strategic planning matters. An executive’s overall evaluation is a combination of a qualitative review by fellow executives and the Chief Executive Officer and a review of the extent to which pre-established business and financial objectives have been obtained.

     In 2002,we continued the salary freeze implemented for senior management employees in the year 2000 and, as a result, the Compensation Committee approved no 2002 base salary increases for any of the officers named in the Summary Compensation Table. As of the date of this proxy statement, this salary freeze is still in effect.

Incentive Bonus Awards

     Despite the difficult economic environment in 2002 and its adverse impact on our financial results, the market remains very competitive for talented people and the Compensation Committee assessed these conditions in 2002 in an effort to design incentive bonus awards that would motivate and retain the talented management personnel needed to lead the Company and keep our employees engaged and motivated. Early in the fiscal year, the Compensation Committee established a range of incentive bonus compensation that could be earned as part of each senior officer’s annual compensation. For the year, 50% of the potential incentive bonus compensation for Mr. Enterline, Mr. Hunt, Mr. Bramlett, Mr. Barker and Mr. Wittenschlaeger was based on our achievement of pre-established annual debt reduction and earnings before interest, taxes, depreciation and amortization goals and 50% was based on a qualitative assessment of performance against specific objectives as determined by the Compensation Committee. The Committee believed that the use of objective debt reduction and EBITDA targets in determining incentive bonus

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compensation for these individuals was an appropriate way to focus management’s efforts in 2002 on the rapid repayment of outstanding debt and to directly align the interests of our executive officers and stockholders. The Committee also considered it appropriate to allow qualitative factors to determine a significant portion of the executive officers’ bonus opportunity, given the weak economic environment generally in which we have operated over the past years, the fact that none of the named officers had received salary increases since 1999, the fact that no bonuses were paid to the named officers for 2000 and the lack of any formal retention policies for such officers. Additionally, the Committee believed that incentivizing management to improve underlying processes and practices and focus on gaining efficiencies was important during this period of weak macroeconomic conditions.

     The Company’s debt and net debt at the end of 2002 were well below the debt targets, but EBITDA during 2002 did not meet the EBITDA target. Because the Compensation Committee determined that assigning weight to the qualitative bonus factors for 2002 was inappropriate given the economic environment and the financial performance of the Company generally during the year, bonuses were awarded to the named officers for their performance in 2002 in the amounts reflected in the compensation table based solely on the objective debt reduction achieved during the year. Mr. Enterline’s bonus award based on the achievement of the debt reduction target in 2002 was $280,000. As in 2001, the Compensation Committee requested that Mr. Enterline defer payment of this bonus until a later date.

     In 1997, the Compensation Committee implemented a program designed to encourage designated senior officers to take portions of their annual incentive bonuses in the form of stock options. Under this program, each designated officer may elect, prior to the end of each fiscal year, to receive a set percentage (up to 50%) of his bonus for that year in the form of stock options granted under our 1995 Stock Option Plan, the number of options being granted in each case to be determined by a formula set by the Committee. The Compensation Committee established this program for two main reasons (in addition to the other factors considered below in the granting of stock options generally). First, distributing stock options to selected senior officers in lieu of cash bonuses enables us to conserve cash for investment. Second, paying bonuses in stock options is consistent with one of the Compensation Committee’s stated goals of increasing the equity portion of senior officer compensation and Company equity holdings by the senior officers generally. None of our executive officers participated in this program for fiscal 2002.

Discretionary Bonus Awards/Equity Based Compensation

     One of the Compensation Committee’s stated goals as discussed above is to increase the equity portion of senior officers’ compensation generally. Accordingly, we also reward our senior officers with discretionary compensation awards, generally in the form of incentive stock options and non-qualified stock options granted under our 1995 Stock Option Plan. Through the granting of stock options, we seek to align the interests of key employees more closely with those of our stockholders by motivating and rewarding actions that lead to long-term value creation for stockholders. In addition, we recognize that stock options are a necessary part of a competitive compensation program, which, as discussed above, is designed to attract and retain qualified executives. Historically, options granted to senior officers (other than options granted in lieu of cash bonuses) have vested over a four-year period in order to encourage executives and other key employees to remain in our employ and to foster a long-term perspective.

     In fiscal 2002, we did not grant any stock options to the executive officers named in the compensation table. Moreover, in connection with the Company’s financial restructuring, each of these executive officers has irrevocably waived his right to exercise the options he has previously been granted under the 1995 Stock Option Plan and forfeited all of such stock options to the Company. The Company has terminated the 1995 Stock Option Plan and intends, subject to stockholder approval, to implement a new incentive plan in which these officers will participate. For a description of the new incentive plan and the initial grants made thereunder, see Proposal 2 — Equity Incentive Plan.

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Chief Executive Officer’s Compensation

     Larry L. Enterline has served as our Chief Executive Officer since December 2000, and his 2002 compensation was determined pursuant to the terms of his employment agreement with us at the time. See “Executive Compensation—Employment Agreements.” The agreement provided for the payment of a base salary to Mr. Enterline of $400,000 in 2002 and also provided that Mr. Enterline would be eligible for incentive bonuses under the Company’s Management Incentive Compensation Plan. Mr. Enterline’s incentive for 2002 was identical to those of the other executive officers of the Company in terms of the criteria and methods for calculating bonus payouts, but as the Chief Executive Officer of our Company his targeted payouts for each of the applicable criteria placed him in our highest tier of executive compensation. Like the other executives in 2002, the objective portion of Mr. Enterline’s bonus of $280,000 was based solely on our achieving the debt reduction targets established at the beginning of 2002. Because we did not meet our EBITDA target for the year, no bonus was awarded to any executive officer, including Mr. Enterline, for that criterion.

     The Compensation Committee also assessed Mr. Enterline’s performance during 2002 qualitatively against a number of specific objectives that the Committee had established with Mr. Enterline earlier in the year. Although the Committee believes that Mr. Enterline performed satisfactorily against these objectives during 2002, the Committee determined that it was inappropriate to award bonuses to any of the executive officers, including Mr. Enterline, based on these qualitative factors given the economic environment and the Company’s financial performance generally during the year.

Section 162(m) of the Internal Revenue Code

     It is our policy generally to design compensation programs to comply with Section 162(m) of the Internal Revenue Code, so that total compensation paid to any employee will not exceed $1.0 million in any one year, except for compensation payments in excess of $1.0 million that qualify as “performance-based.” We intend to comply with other requirements of the performance-based compensation exclusion under Section 162(m), including option pricing requirements and requirements governing the administration of the 1995 Stock Option Plan and, if it is approved, our 2003 Equity Incentive Plan, and we therefore do not expect the deductibility of compensation paid to top executives to be disallowed.

2002 Compensation Committee:

J. Roger King, Chairman
Kevin P. Egan
James V. Napier

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CORPORATE PERFORMANCE GRAPH

     The following graph compares the cumulative total return on our common stock for the five fiscal years ended December 29, 2002 with the cumulative total return of the S&P 400 Index and a peer group index we selected. The peer group consists of seven public companies that, except as noted below, specialize in providing personnel staffing services in the United States. All cumulative returns assume the investment of $100 in each of our common stock, the S&P 400 Index, and the peer group index on December 29, 1997, the first day of fiscal 1998, and assume the reinvestment of dividends.

	12/97	12/98	12/99	12/00	12/01	12/02

PERSONNEL GROUP OF AMERICA, INC.	100.00	106.06	62.12	10.23	5.39	0.88
S & P MIDCAP 400	100.00	119.12	136.65	160.57	159.60	136.44
PEER GROUP	100.00	85.61	78.67	82.01	80.38	59.09

     *The peer group index consists of the following companies: Spherion Corp., MPS Group,, Inc., Barrett Business Services Inc., Robert Half International Inc., Kelly Services, Inc., Manpower, Inc. and Edgewater Technologies, Inc. (Edgewater’s business now focuses on technical consulting, software development and systems integration).

PRELIMINARY PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 22, 2003 (except where otherwise noted), the number and percentage of outstanding shares beneficially owned by each person known by us to own beneficially more than 5% of our common stock or Series B preferred stock, by each of our directors, by our Chief Executive Officer, by all of our executive officers (including the four other most highly paid executive officers for 2002) and by all of our directors and executive officers as a group. Except as otherwise set forth below, each stockholder named has sole voting and investment power with respect to his or her or its shares.

	Shares Beneficially Owned
							Percent of
	Common Stock (1)(2)			Series B Preferred Stock			Total
							Voting
Name and Address* of Beneficial Owner	Number		Percent	Number		Percent	Power

MatlinPatterson Global Opportunities Partners L.P. and	19,730,493	(3)	35.2%	576,567	(3)	55.2%	45.4%
MatlinPatterson Global Opportunities Partners (Bermuda) L.P.
520 Madison Avenue New York, New York 10022 and Links Partners, L.P. and Inland Partners, L.P. 61 Wilton Avenue, 2nd Floor Westport, Connecticut 06880
Amalgamated Gadget, L.P.	4,883,245	(4)	10.2%	182,560	(4)	17.5%	14.4%
City Center Tower II 301 Commerce Street, Suite 2975 Fort Worth, Texas 76102
National Union Fire Insurance Company of Pittsburgh, PA	1,696,644	(5)	3.5%	84,623	(5)	8.1%	6.7%
c/o Zazove Associates 940 Southwood Boulevard, Suite 200 Incline Village, NV 89451
Larry L. Enterline	219,792		**	—		—	**
James C. Hunt	84,898	(6)	**	—		—	**
Michael H. Barker	78,352		**	—		—	**
Ken R. Bramlett, Jr.	47,423	(7)	**	—		—	**
Thomas E. Stafford	1,938		**	—		—	**
Victor E. Mandel	—		**	—		—	**
James V. Napier	45,000		**	—		—	**
Christopher R. Pechock	—		**	—		—	**
Elias J. Sabo	19,730,493	(3)	35.2%	576,567	(3)	55.2%	45.4%
William J. Simione, Jr.	8,000		**	—		—	**
Janice L. Scites	11,000		**	—		—	**
All directors and executive officers as a group (11 persons)	20,226,896		36.1%	576,567		55.2%	45.6%

*	Addresses are furnished only for beneficial owners of more than 5% of our common stock or Series B preferred stock.

**	Less than one percent

(1)	These numbers do not include outstanding shares of our Series B preferred stock, which are convertible into our common stock, because the preferred holders’ right to convert the Series B preferred stock is conditioned on our amending our certificate of incorporation to increase the number of authorized shares of our common stock or to effect a reverse split of outstanding shares of common stock. We may not be able to effect this amendment within 60 days after April 22, 2003.

PRELIMINARY PROXY STATEMENT

(2)	These numbers includes the following shares subject to stock options exercisable 60 days after April 22, 2003: Mr. Enterline – 119,792; Mr. Hunt – 62,188; Mr. Barker – 46,875; and Mr. Bramlett – 33,333.

(3)	The amount and nature of the shares beneficially owned are as of April 16, 2003, and are based on the most recent Schedule 13D amendment on file with us and on information the reporting persons have provided to us. This amendment was filed by MatlinPatterson Global Opportunities Partners L.P., MatlinPatterson Global Opportunities Partners (Bermuda) L.P., MatlinPatterson Global Opportunities Partners B, L.P., Links Partners, L.P., Inland Partners, L.P., Matlin Patterson Global Advisers LLC, MatlinPatterson Global Partners LLC, MatlinPatterson Asset Management LLC, MatlinPatterson LLC, Coryton Management Ltd., Mark. R. Patterson, David J. Matlin, Arthur Coady, Elias Sabo and I. Joseph Massoud, and the parties have reported to us shared voting and dispositive powers with respect to all shares reported. The number of shares of common stock shown in the table includes 8,170,589 shares subject to warrants that are currently exercisable. According to this amendment, as well as the most recent Schedule 13D of Amalgamated Gadget on file with us (as described in Note 4 below), warrants for approximately 4,085,294 of these shares are subject to a pending sale to R2 Investments, LDC, on whose behalf Amalgamated Gadget has acquired our capital stock.

(4)	The amount and nature of the shares beneficially owned are as of April 22, 2003, and are based on the most recent Schedule 13D (or amendment thereto) on file with us. According to this Schedule 13D, as well as the most recent Schedule 13D of MatlinPatterson Global Opportunities Partners L.P. et al. on file with us (as described in Note 3 above), R2 Investments, LDC, on whose behalf Amalgamated Gadget has acquired our capital stock, is in the process of purchasing warrants for approximately 4,085,294 shares of common stock from MatlinPatterson Global Opportunities Partners L.P. et al. The number of shares of common stock shown in the table does not include these shares.

(5)	The amount and nature of the shares beneficially owned are as of April 14, 2003, and are based on information provided to us in connection with our financial restructuring.

(6)	This number includes 1,120 shares held in the names of Mr. Hunt’s spouse and children.

(7)	This number includes 500 shares held in the name of Mr. Bramlett’s spouse.

PRELIMINARY PROXY STATEMENT

PROPOSAL 2 — EQUITY INCENTIVE PLAN

     Our board of directors believes that our future growth and success will depend, in large part, upon our ability to attract, motivate and retain competitively superior key employees and consultants and highly qualified directors. Our board of directors also believes that stock option and other equity incentive grants have been, and will continue to be, an important element in achieving this goal by furthering an alignment of the participants’ interests with those of our stockholders, thereby promoting our long-term growth and profitability. Accordingly, our board of directors has unanimously adopted, subject to stockholder approval of this proposal, the 2003 Equity Incentive Plan of Personnel Group of America, Inc., which we refer to as the new incentive plan. The purpose of the new incentive plan is to advance the interests of the Company by encouraging and enabling the acquisition of a larger proprietary interest by our employees, directors and consultants, and by providing these persons with incentives to put forth maximum efforts for the success of our business.

     The following summary of the new incentive plan is qualified in its entirety by reference to the text of the plan, a copy of which is attached as Annex C to this proxy statement.

Types of Awards; Shares Available

     The new incentive plan authorizes grants of stock options, stock appreciation rights (or SARS), restricted stock, deferred stock awards and performance awards (and dividend equivalent rights relating to options, SARs, deferred stock and performance awards), in the case of stock or option awards, for up to 10.34% of the fully diluted shares of our common stock, or 19,870,873 shares. The new incentive plan includes customary anti-dilution provisions.

Term

     Awards under the new incentive plan may be made through April 13, 2013, so long as, in the case of stock-based awards, authorized shares are available for issuance. All plan awards made prior to the annual meeting are contingent on stockholder approval of the new incentive plan.

Administration and Participants

     A committee of two or more non-employee directors, which initially will be the Compensation Committee of the board, will administer the new incentive plan. The Committee will have full discretionary authority in interpreting the terms of the new incentive plan and of individual award agreements under the new incentive plan.

     Grants under the new incentive plan may be made to key employees, directors and consultants of the Company or any of its subsidiaries, as selected by the Compensation Committee. As of the date of this proxy statement, approximately 75 key employees (including five executive officers) and our six non-employee directors are eligible for grants under the plan. The Compensation Committee will also determine the actual share numbers and other amounts and exercise/purchase prices for all grants under the new incentive plan, except that the number of shares of our common stock that are subject to grants of options and SARs to any single individual during a calendar year may not exceed 5,750,000.

Awards

     The Compensation Committee may in its discretion require consideration for the grant of awards under the new incentive plan.

PRELIMINARY PROXY STATEMENT

     Stock options. Options awarded under the new incentive plan may be incentive stock options (intended to qualify as such under Section 422 of the Internal Revenue Code) or non-qualified options, or a combination of both, as determined by the Compensation Committee. The Compensation Committee will also determine the exercise price for all options granted under the new incentive plan, except that the exercise price for incentive stock options must be at least equal to the fair market value of our common stock on the date of grant. The fair market value of our common stock on May 6, 2003, based on its closing bid price on the OTC Bulletin Board, was $0.21.

     Options awarded under the new incentive plan may be exercised by delivery of cash, check or shares of our common stock held by the option holder for at least six months, or by any other methods permitted by the Compensation Committee.

     SARs. SARs awarded under the new incentive plan may be granted in connection with options granted under the plan, or they may be unrelated. Each SAR related to an option entitles the holder to receive payment only when the related option is exercised, and as an alternative to exercising the option. Upon exercise of the SAR and related option, the holder is generally entitled to receive an amount equal to the fair market value of a share of our common stock on the date of exercise, less the exercise price of the related option. Each SAR that is unrelated to an option may be exercised during the period of time set by the Compensation Committee. Upon exercise of each unrelated SAR, the holder is generally entitled to receive an amount equal to the fair market value of a share of our common stock on the date of exercise, less the fair market value of a share of our common stock on the date the SAR was granted.

     In each case, the Company may make payment to the holder in cash, shares of our common stock, or a combination of both.

     Restricted stock awards. Shares of common stock awarded as restricted stock under the new incentive plan will be subject to transfer restrictions and risk of forfeiture, as the Compensation Committee determines at the time of grant, until specified conditions are met. These conditions may be based on continuing employment, achievement of pre-established performance objectives, or both. Until the restrictions set by the Compensation Committee lapse or are satisfied, the restricted stock may not be transferred by any means.

     The Company will retain possession of the certificates representing shares of restricted stock with respect to which the restrictions have not lapsed or been satisfied. Notwithstanding retention of the certificates by the Company, the participant in whose name any certificate is issued will have all rights of a stockholder of the Company, including dividend and voting rights. However, the Company will retain all dividends for the participant’s account until the restrictions on the shares have lapsed or been satisfied.

     Deferred stock awards. Deferred stock awards are awards of shares of our common stock that the participant will not receive until the end of the deferral period, which is a period of time set by the Compensation Committee at the time of grant. Deferred stock awards made under the new incentive plan may be in the form of restricted or unrestricted stock. The Compensation Committee may impose restrictions on these awards, and the restrictions may lapse at the end of the deferral period or at earlier specified times.

     Performance awards. The Compensation Committee may also grant performance awards under the new incentive plan. Performance awards are awards the receipt or value of which (or both) is linked to the market value, book value, net profits or other measure of the value of a share of our common stock, or to the appreciation in any of these criteria over a specific period, or to other performance criteria specified by the Compensation Committee.

PRELIMINARY PROXY STATEMENT

     Dividend equivalent rights. In connection with the award of options, SARs, deferred stock or performance awards under the new incentive plan, the Compensation Committee may also grant dividend equivalent rights with respect to the same number of shares of our common stock subject to the award. Each dividend equivalent right entitles the holder to receive an amount equal to the dividends declared on our common stock between the date of grant and the date the award of options, SARs, deferred stock or performance award is exercised, vests or expires, as the Compensation Committee determines. The Compensation Committee will also determine whether amounts payable in respect of dividend equivalent rights are payable in cash, additional shares of our common stock or both.

Duration of Awards; Vesting; Termination of Employment

     The duration of any option or SAR related to an option granted under the new incentive plan, which the Compensation Committee will set at the time of grant, will not exceed ten years. Options and SARs under the new incentive plan will generally vest monthly at an annual rate of 25% unless the Compensation Committee or a participant’s employment agreement provides otherwise. The employment agreements we have with Mr. Enterline, Mr. Hunt, Mr. Barker and Mr. Bramlett provide that the options initially granted to these officers will vest monthly at an annual rate of 25%.

     Following a termination of employment, vested options and SARs must be exercised within three months (12 months in the case of death or disability), except that options and SARs terminate immediately upon a termination for cause as defined in the relevant participant’s employment agreement, or as determined in the discretion of the Compensation Committee if no employment agreement exists. Any non-vested option, SARs or other awards issued under the new incentive plan will be forfeited upon any termination, subject to the Compensation Committee’s discretion to determine otherwise. The Compensation Committee will retain the discretion to extend the post-employment exercise period of an option or SAR and to accelerate vesting of awards under the new incentive plan.

Transferability

     Incentive stock options are transferable only by will or the laws of descent and distribution. In its discretion, the Compensation Committee may authorize the initial holder of any non-qualified option to transfer the option to any of the following:

•	the holder’s family member, as that term is defined in the new incentive plan;

•	one or more trusts for the exclusive benefit of the holder’s family members;

•	a corporation or partnership in which the holder and its family members are the only shareholders or partners, or

•	other persons or parties to whom the holder wishes to transfer awards for estate planning purposes.

Business Combinations and Changes in Capital Structure

     In the event of certain business combination transactions affecting the Company, awards under the new incentive plan will be treated as follows, in each case unless such awards are assumed by the surviving entity:

•	Unvested awards will be canceled.

PRELIMINARY PROXY STATEMENT

•	Vested but unexercised options will terminate and be cashed out for the difference between the value of our common stock (based on the transaction consideration) and the exercise price.

•	Vested but unexercised SARs unrelated to options will terminate and be cashed out for the difference between the value of our common stock (based on the transaction consideration) and the fair market value of the stock on the date of grant.

•	Vested deferred stock awards, performance awards and dividend equivalents will terminate as well, and the holders of these awards will receive the treatment provided in their individual award agreements.

     These rules apply in the event of a dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving entity or in which the Company becomes a subsidiary of another entity, or a merger or consolidation in which the outstanding voting stock of the Company does not continue to represent more than 50% of the combined voting stock of the Company or the surviving entity, or upon a spin-off or reverse spin-off by the Company, or a sale of all or substantially all of the assets of the Company.

     In the event of any other change in the corporate structure or outstanding common stock of the Company, the Compensation Committee has the discretion to prevent dilution by making equitable adjustments to the number of shares or class of shares available under the new incentive plan, or to any outstanding incentive awards.

Amendment

     Our board and the Compensation Committee may at any time terminate or modify the terms of the new incentive plan, except that the consent of affected award holders is required to terminate or modify outstanding awards or terms of the new incentive plan that affect outstanding awards. In addition, stockholder approval is required for any amendment that would increase the number of shares of our common stock available for issuance under the new incentive plan or the number of options or SARs that may be granted to any individual during a calendar year, or that would change the class of persons eligible to receive awards under the plan.

Prior Grants; Other Equity Compensation Plans

     Subject to stockholder approval of this proposal, our Compensation Committee has granted 12,585,000 options, representing 6.5% of our fully diluted common stock, to certain of our management employees. Of this number, 8,700,000 options have an exercise price of $0.3121, and the remaining 3,885,000 options have an exercise price of $0.4681. The remaining 7,285,873 shares of our fully diluted common stock authorized for issuance under the new incentive plan will be reserved for future grants.

     The following table provides information about awards under the new incentive plan that the Compensation Committee has granted.

PRELIMINARY PROXY STATEMENT

NEW PLAN BENEFITS

	Number of	Exercise
Name and Principal Position	Options	Price ($)

Larry L. Enterline	4,000,000	0.3121
Chief Executive Officer	1,750,000	0.4681
James C. Hunt	2,000,000	0.3121
President and Chief Financial Officer	985,000	0.4681
Michael H. Barker	1,500,000	0.3121
President — Division Operations	750,000	0.4681
Ken R. Bramlett, Jr.	1,200,000	0.3121
Senior Vice President, General Counsel and Secretary	400,000	0.4681
All current executive officers as a group	8,700,000	0.3121
	3,885,000	0.4681
All current directors who are not executive officers, as a group	0	N/A
All employees, including current officers who are not executive officers, as a group	0	N/A

     If our stockholders do not approve the new incentive plan, these awards, and the plan itself, will be void and will have no effect.

     Except as described in the table, the benefits or amounts that will be received by, or allocated to, participants under the new incentive plan cannot be determined because future grants are subject to the discretion of the Compensation Committee.

     The table below contains information about the Company’s compensation plans as of December 29, 2002 under which equity securities of the Company are authorized for issuance.

Number of
securities
remaining available
	Number of		for future issuance
	securities to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in column
Plan category	and rights	and rights	(a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	2,837,635	$6.63	2,162,968
Equity compensation plans not approved by security holders	–	–	–

Total (2)	2,837,635	$6.63	2,162,968

(1)	A number of the Company’s employees, including each of the Company’s executive officers at the end of 2002, and all but one of the Company’s 2002 directors, have irrevocably cancelled any and all rights that they had to exercise any and all stock options that were previously granted to them and agreed that all such options would be forfeited to the Company. These directors and employees held in the aggregate 2,190,030 of the stock options that were outstanding under the 1995 Stock Option Plan as of December 29, 2002. As a result of these voluntary forfeitures, only 545,445 stock options remain outstanding under the 1995 Stock Option Plan, and these options have a weighted average exercise price of $9.23 per share. Although the 1995 Stock Option Plan has been terminated and no future issuances under that plan will be made, these remaining outstanding stock options will continue to be exercisable in accordance with their terms.

(2)	Excludes 1,734,894 shares reserved at December 29, 2002 for issuance under the Company’s 2001 Non-Qualified Employee Stock Purchase Plan, which was terminated on December 31, 2002.

PRELIMINARY PROXY STATEMENT

Federal Income Tax Consequences

     The following discussion summarizes certain tax consequences of the new incentive plan under current federal law. This discussion deals with the general tax principles applicable to the new incentive plan and is intended for general information only. Alternative minimum tax and state and local income taxes are not discussed and may vary depending on individual circumstances and from locality to locality.

     There is no taxable income to a plan participant when an incentive stock option is granted to the participant or when that option is exercised; however, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of tax preference” for the optionee. Gain realized by an optionee upon sale of stock issued on exercise of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to the Company, unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. In such event the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the employee must recognize ordinary income. An incentive stock option exercised more than three months after an optionee’s termination of employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, with the optionee deemed to have received income upon such exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

     For federal income tax purposes, the recipient of non-qualified stock options granted under the new incentive plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of non-qualified stock options the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. An optionee’s basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise.

     No taxable income is realized upon the receipt of a share of restricted stock. A plan participant to whom restricted stock is issued will not have taxable income upon issuance, and the Company will not then be entitled to a deduction, unless in the case of restricted stock an election is made under Section 83(b) of the Internal Revenue Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to forfeiture to the Company, the participant will realize ordinary income, and the Company will be entitled to a deduction in an amount equal to the fair market value of the shares at the date the restrictions lapse, less the purchase price for the shares. If the participant makes an election under Section 83(b) with respect to restricted stock, he or she will realize ordinary income at the date of issuance equal to the difference between the fair market value of the shares at that date less the purchase price for the stock, and the Company will be entitled to a deduction in the same amount.

     Deferred stock awards that consist of shares of restricted stock will have the consequences described above. For deferred stock awards that consist of shares of unrestricted stock, the participant will realize ordinary income equal to the fair market value of the shares, less any purchase price, upon expiration of the deferral period, and the Company will be entitled to a deduction in the same amount.

PRELIMINARY PROXY STATEMENT

     The participant will realize ordinary income upon the exercise of SARs and upon the receipt of performance awards and dividend equivalents paid in cash, and the Company will be entitled to a deduction in the corresponding amount. For performance awards and dividend equivalents paid in shares of our common stock, the participant will realize ordinary income upon receipt of the shares in an amount equal to the fair market value of the shares, less any purchase price paid for the award, and the Company will be entitled to a deduction in the same amount.

     All deductions described above to which the Company may be entitled will be subject to Section 162(m) of the Internal Revenue Code. Under Section 162(m), income tax deductions of publicly traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Internal Revenue Code) in any one year. It is the Company’s policy generally to design its equity compensation programs to conform with Section 162(m) so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments in excess of $1 million that qualify as “performance-based.” The Company intends to comply with the requirements of the performance-based compensation exclusion under Section 162(m), including option pricing requirements and requirements governing the administration of the new incentive plan, so that the deductibility of compensation paid to top executives under the plan is not expected to be disallowed. Stockholder approval of the new incentive plan is required for awards under the new incentive plan to qualify as “performance-based” under Section 162(m).

Vote Required

     Approval of the new incentive plan requires the affirmative vote of holders of a majority of the outstanding shares of our capital stock represented at the meeting and entitled to vote on the proposal. Each share of our Series B preferred stock will count for this purpose as 100 outstanding shares of common stock. If a stockholder abstains from voting its shares or directs the stockholder’s proxy to abstain from voting its shares on these proposals, the shares will be considered present and entitled to vote but will have the same effect as votes against the proposals. On the other hand, broker non-votes, if any, will not be considered present and entitled to vote and will have no effect on the outcome of the vote. However, broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority for these proposals by reducing the total number of shares from which the majority is calculated.

     Under Delaware law and the provisions of our certificate of incorporation and bylaws, you are not entitled to dissenters’ rights of appraisal with respect to the proposed new incentive plan.

     Our board of directors believes the adoption of this proposal 2 is in the best interests of the Company and its stockholders and recommends that you vote FOR this proposal. Each proxy card executed and returned will be voted for this proposal unless contrary instructions are indicated on the proxy card.

PRELIMINARY PROXY STATEMENT

PROPOSAL 3 — CHARTER AMENDMENTS

     The third proposal for you to consider at the annual meeting seeks approval of the amended and restated certificate of incorporation attached to this proxy statement as Annex A, which we refer to as the proposed charter. Our board of directors has unanimously adopted a resolution approving, and recommending to our stockholders for approval, a proposal to adopt this proposed charter. In addition, three of the entities to which we issued capital stock in our recent financial restructuring have agreed to vote in favor of adopting the proposed charter. Together, these three entities hold approximately 45% of the voting power of our outstanding capital stock.

     The proposed charter includes a number of significant changes to our current charter. These changes include the following:

•	A reverse stock split of our common stock at a one-for-twenty-five ratio;

•	Elimination of provisions that separate our board of directors into three classes and that prohibit action by consent of our common stockholders without a meeting;

•	Election by the Company not to be governed by Section 203 of the General Corporation Law;

•	Addition of provisions requiring a supermajority vote of our board of directors or stockholders to adopt changes to our certificate of incorporation or bylaws; and

•	Addition of a provision to protect minority stockholders in connection with certain transactions with a stockholder that beneficially owns 20% or more of the shares of our capital stock that are entitled to vote on matters submitted to a vote of our stockholders.

     Significant differences exist between your rights as a stockholder under our current charter and under the proposed charter. The material differences are summarized below. However, this discussion of the proposed charter is necessarily general. It is not intended to be a complete statement of all proposed changes that may affect your rights as a stockholder, and it is qualified in its entirety by reference to the Delaware General Corporation Law, our current charter, and the form of the proposed charter attached to this proxy statement as Annex A.

Reverse Stock Split

     The proposed charter effects a reverse stock split of our common stock at a one-for-twenty-five ratio. This means that on the effective date of the reverse stock split, each 25 shares of our common stock you own will automatically become one share of our common stock. Any resulting fractional shares of common stock you own will be cashed out at a price based on per whole share on the OTC Bulletin Board for the 20 trading days ending on the fifth trading day before the date on which the proposed charter is filed.

     The effective date of the reverse stock split will be the date on which the proposed charter is filed with the Secretary of State of Delaware. If our stockholders approve the proposed charter at the annual meeting, we intend to file the proposed charter as soon after the date of the annual meeting as is practicable.

     Reason for the reverse stock split. The purpose of the proposed reverse stock split is to increase the per share market price of our common stock and thereby to improve the likelihood that we will be allowed to obtain a listing of our common stock on the NASDAQ National Market, the NASDAQ SmallCap Market, the American Stock Exchange or another national securities exchange, or otherwise improve the liquidity of our stock.

PRELIMINARY PROXY STATEMENT

     Our common stock has been traded on the OTC Bulletin Board since the suspension of trading on the New York Stock Exchange on November 21, 2002. Our common stock was subsequently formally delisted by the New York Stock Exchange on February 28, 2003. If we are unable to obtain listing on one of the national securities exchanges or trading markets, our common stock would likely continue to be traded on the OTC Bulletin Board for the foreseeable future. This may have a negative impact on the liquidity and price of the common stock, and investors may find it more difficult to purchase or dispose of, or to obtain accurate quotations as to the market value of, the common stock.

     Our board has determined that the listing of our common stock on one or more of the national securities exchanges or trading markets is in the best interests of our stockholders. In addition, in our restructuring we agreed to use our best efforts to obtain such a listing as soon as possible. Inclusion on one of these national trading markets increases liquidity and may potentially minimize the spread between the “bid” and “asked” prices quoted by market makers. Further, a listing on the American Stock Exchange or NASDAQ National or SmallCap Market may enhance our access to capital and increase our flexibility in responding to anticipated capital requirements. We believe that prospective investors will view an investment in us more favorably if our shares are listed on one of these national trading markets.

     We also believe that the current per share price level of our common stock has reduced its effective marketability because many leading brokerage firms are reluctant to recommend low-priced stocks to their clients. Certain investors view low-priced stock as speculative and unattractive, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stock. Such policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint.

     Finally, because brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher-priced stock, the current share price of our common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase our common stock at its current share price.

     If the trading price of our common stock were to remain at or near its current level, trading in the common stock would also be subject to the requirements of certain rules promulgated under the Exchange Act which require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a “penny stock” (generally, an equity security that is not listed on a national trading market and has a market price of less than $5.00 per share, subject to certain exceptions). In such event, the additional burdens imposed upon broker-dealers to effect transactions in our common stock could further limit the market liquidity of the common stock and the ability of investors to trade it.

     In determining to recommend that our stockholders approve the proposed charter, our board also took into consideration a number of negative factors associated with reverse stock splits, including:

•	the negative perception of reverse stock splits held by many investors, analysts and other stock market participants;

PRELIMINARY PROXY STATEMENT

•	the fact that the stock price of some companies that have recently effected reverse stock splits has subsequently declined back to pre-reverse stock split levels; and

•	the fact that having a greater number of outstanding shares aids employee retention and recruitment by allowing a company to offer option grants for a larger absolute number of shares.

The board, however, determined that these negative factors were outweighed by the intended benefits described above.

     There can be no assurance that the reverse stock split, if effected, will result in the benefits described above. Specifically, there can be no assurance that the market price of our common stock will rise in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split, that the market price of the post-split common stock can be maintained above the thresholds required for initial listing on one of the national trading markets listed above $3.00 for the American Stock Exchange; $5.00 for the NASDAQ National Market; $4.00 for the NASDAQ SmallCap Market) or that the common stock will not be refused listing on these national trading markets for other reasons. Should the market price of a share of our common stock decrease, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than what would have occurred in the absence of the reverse stock split. In addition, it is possible that the reduced number of shares of common stock outstanding after the reverse stock split will adversely affect the liquidity of the common stock. Finally, if the price of a share of common stock declines as a result of the reverse stock split, this will detrimentally impact our market capitalization and the market value of our public float.

     Implementation and effects of the reverse stock split. If the stockholders approve the proposed charter at the annual meeting and it is implemented, the following paragraph will be included in the restated certificate of incorporation filed with the Delaware Secretary of State:

Upon the filing (the “Effective Time”) of this Restated Certificate of Incorporation pursuant to the [General Corporation Law of the State of Delaware], and without further action on the part of the Corporation or its stockholders: (a) each share of Common Stock, par value $0.01 per share, of the Corporation shall be combined on a basis of 1 share for every 25 shares (the “Reverse Stock Split”); (b) the par value of each share of Common Stock, par value $0.01 per share, shall be restated to $0.01 per share; (c) each 25 shares of Common Stock, par value $0.01 per share, outstanding shall be deemed to represent one share of Common Stock, par value $0.01 per share; and (d) all fractional shares resulting from the foregoing shall be eliminated and each holder thereof shall be entitled to receive a cash payment equal to such holder’s fraction of a share of Common Stock, par value $0.01 per share, multiplied by $  per share. Each certificate that theretofore represented a share or shares of Common Stock (the “Original Share Number”) shall thereafter represent that number of shares of Common Stock equal to the quotient resulting from the division of the Original Share Number by 25, rounded down to the nearest whole number, plus cash in respect of any fractional number of shares resulting from the Reverse Stock Split as calculated in accordance with clause (d) of the preceding sentence.

     The number to fill in the blank in this provision will be the average per share final bid price of our common stock on the OTC Bulletin Board for the 20 trading days ending on the fifth trading day preceding the record date for the reverse split.

PRELIMINARY PROXY STATEMENT

     As a result of the reverse stock split, each 25 shares of our common stock outstanding on the effective date of the reverse stock split (the “old common stock”) will be automatically changed into and become one share of our common stock (the “new common stock”). We will not issue fractional shares in connection with the reverse stock split. If a stockholder otherwise would be entitled to receive a fraction of a share because the number of shares of common stock he or she holds is not evenly divisible by the selected ratio, such stockholder will be entitled to receive a cash payment equal to the fraction of a share multiplied by the average final bid price per share of our common stock on the OTC Bulletin Board for the 20 trading days ending on the fifth trading day before the date on which the proposed charter is filed.

     The old common stock is currently registered under the Securities Exchange Act of 1934, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split, if it occurs, will not affect the registration of our common stock under the Exchange Act. Following the reverse stock split, our common stock will continue to be registered under the Exchange Act. It will also continue to be traded on the OTC Bulletin Board.

     The reverse stock split will not affect proportionate voting rights and other rights and privileges of the holders of our common stock, other than as a result of adjustments that may occur due to fractional shares. For example, a holder of 2% of the voting power of the outstanding shares of old common stock immediately prior to the effective date of the reverse stock split will continue to hold approximately 2% of the voting power of the outstanding shares of new common stock after the reverse stock split.

     The number of authorized shares of our common stock, which currently is 95 million, will not be reduced as a result of the reverse stock split. Consequently, if the reverse stock split is implemented, the number of authorized but unissued shares of common stock will increase. Issuance of such authorized but unissued shares would have the effect of diluting our current stockholders’ equity, earnings per share and book value per share, as well as the stock ownership and voting rights, of our outstanding common stock. Issuing these additional shares, or the perception that they may be issued, may also have an adverse effect on the market price of our stock. The board could use the increased number of authorized and unissued shares of common stock as an anti-takeover defense; however, this potential use of the additional authorized shares was not a factor in the board’s decision to propose the reverse stock split.

     The par value of our common stock will remain at $0.01 per share following the reverse stock split. As a result of the split, on its effective date, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion to the split ratio, and the additional paid-in capital will be credited with the same amount. Consequently, although the aggregate par value of our issued common stock — the stated capital — will be reduced, the reverse stock split will not affect our stockholders’ equity in the aggregate.

     If the reverse stock split is approved and implemented, each share of our Series B preferred stock will be convertible into four shares of our common stock, rather than 100 shares. Proportional adjustments will also be made under outstanding options and warrants to purchase our common stock, to the extent those options were not canceled as part of the recent restructuring of our debt. Similarly, pursuant to the terms of our stockholder protection rights plan, upon the effective date of the split, a proportionate adjustment will automatically be made to the exercise price payable upon exercise of the rights granted to our stockholders under the rights plan.

     If approved, the reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of new common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

PRELIMINARY PROXY STATEMENT

     Our Series B preferred stock will become immediately convertible into common stock when the number of authorized but unissued shares of our common stock exceeds the number of shares of our common stock into which all of the then outstanding shares of Series B are convertible. This condition would be met upon implementation of the reverse stock split. Accordingly, we anticipate that the holders of our Series B preferred stock will convert their shares soon after we implement the reverse stock split, if it is approved. As of the date this proxy statement is being mailed, each share of Series B preferred stock is convertible into 100 shares of our common stock.

     Exchange of stock certificates following implementation of reverse stock split. If the reverse stock split is implemented, holders of our common stock will be required to exchange their stock certificates representing old common stock for new certificates representing new common stock. Stockholders of record on the effective date of the reverse stock split will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by Wachovia Bank, National Association, our transfer agent. Stockholders will not have to pay a transfer fee or other fee in connection with the exchange of certificates. As soon as practicable after the effective date, the transfer agent will send a letter of transmittal to each stockholder advising of the procedure for surrendering certificates representing shares of old common stock in exchange for new certificates representing ownership of new common stock. If you are a holder of our common stock, you should not send your stock certificates now. You should send them only after you receive the letter of transmittal from the transfer agent.

     As soon as practicable after the surrender to the transfer agent of any certificate that represents shares of old common stock, together with a duly executed letter of transmittal and any other documents the transfer agent may require you to provide, the transfer agent will deliver to the person in whose name the certificate for old common stock had been issued certificates registered in the name of such person representing the appropriate number of shares of new common stock. Each certificate representing shares of new common stock will continue to bear any legends restricting the transfer of that shares that were borne by the surrendered certificates representing the shares of old common stock.

     Any certificate held by you prior to the reverse stock split that represented shares of old common stock will be deemed at and after the effective date of the reverse stock split to represent the number of full shares of new common stock, plus cash for any fractional share of new common stock. Until you have surrendered your common stock certificates for exchange, you will not be entitled to receive any dividends or other distributions that may be declared and payable by us to holders of record of our common stock.

     If your certificate for old common stock has been lost, destroyed or stolen, you will be entitled to receive a certificate representing the shares of new common stock into which your shares of old common stock are to be converted upon compliance with our or the transfer agent’s procedures for issuing replacement certificates when original certificates are lost, stolen or destroyed.

     Federal income tax consequences. The following discussion summarizes the material federal income tax consequences of the reverse stock split. It is not intended as tax advice to any person or entity. It is for general information only and does not discuss consequences that may apply to special classes of taxpayers (for example, non-resident aliens, broker-dealers or insurance companies) or tax consequences under the laws of any foreign, state or local jurisdictions. We strongly urge you to consult your own tax advisor as to the specific tax consequences to you of the reverse stock split, including the application of federal, state, local, foreign and other tax laws.

     This discussion is based upon the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices, all as in effect on the date of this proxy statement. Changes to these laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split.

PRELIMINARY PROXY STATEMENT

     We believe that the reverse stock split will constitute a “recapitalization” under Section 368(a)(1)(E) of the Internal Revenue Code of 1986. Provided that the reverse stock split does constitute a recapitalization under this provision, for federal income tax purposes:

•	We will recognize no gain or loss as a result of the reverse stock split.

•	Stockholders who receive new common stock as a result of the reverse stock split (including any fractional share interests that they may be deemed to receive as described in the last bullet below) in exchange for old common stock will recognize no gain or loss.

•	The aggregate federal income tax basis of the new common stock received by a stockholder (including any fractional share interests that they may be deemed to receive as described in the last bullet below) will be the same as the aggregate federal income tax basis of the old common stock surrendered in exchange for the new common stock.

•	The holding period of the new common stock received by a stockholder (including any fractional share interests that they may be deemed to receive as described in the bullet below) will include the period during which the old common stock surrendered in exchange was held, provided that the old common stock was held as a capital asset by the stockholder on the date of the exchange.

•	The payment of cash in lieu of fractional share interests of new common stock will be treated as if the fractional shares of new common stock were distributed as part of the recapitalization and then redeemed from the stockholder by us. The cash payments will be treated as having been received as distributions in full payment for the fractional share interests redeemed, as provided in Section 302(a) of the Internal Revenue Code.

     We will describe the other significant changes that would be effected by the proposed charter by company provisions of the proposed charter to provisions of our current charter.

Classification of the Board of Directors

     Proposed charter. The proposed charter does not separate the board into classes with staggered terms of service. Consequently, there will be only one class of directors on our board, and each member of our board of directors will serve from his or her election until a successor is duly elected and qualified.

     This board structure will enable our stockholders to elect the entire board of directors at one time. This structure could work to the advantage of those stockholders that control proportionally large numbers of shares, because they may be able to vote to elect their preferred candidates for board membership to all of the seats on the board at one time. Under our bylaws, all significant stockholders (as defined below under “—Supermajority Requirement for Charter and Bylaw Amendments”), acting as a group, are already entitled to nominate two candidates to our board of directors each year. In addition, assuming they are elected to the board, the two candidates so nominated will form the majority of a board committee that will nominate between one and four members of our board of directors, depending upon the percentage of our stock held by the group of significant stockholders. This means that under our bylaws, significant stockholders may effectively control the nomination of up to 6 of our directors for each election. Under the proposed charter, these stockholders may also have the ability to elect all of the nominees that they favor.

PRELIMINARY PROXY STATEMENT

     Current charter. Our current charter divides our board of directors into three classes. Each director serves a term of three years from his or her election, and one third of the seats on the board are open for election at each annual meeting. Under this staggered structure, a maximum of one third of our directors can be replaced in any one year. This makes it more difficult for large stockholders to affect the membership of our board of directors, because a majority of the seats on board are never subject to election in the same year.

Stockholder Action Without a Meeting

     Proposed charter. The proposed charter will permit stockholders to take action by their written consent without the need for a stockholders’ meeting. The vote required to take action by written consent will be the same as the vote required to take action at a meeting. The ability of the stockholders to act in writing without holding an annual or special meeting will provide us with additional flexibility to make important corporate decisions without the delay and expense of holding a stockholders’ meeting. The possibility of stockholder action without a meeting may also make it easier for large stockholders to affect our decision making, because they may be able to direct votes from a majority of our voting shares to serve their desired purposes without involving other stockholders.

     Current charter. Under the current charter, our stockholders may take action only at an annual or special stockholders’ meeting. The stockholders cannot take action in writing on any matter without holding such a meeting.

Section 203 of the Delaware General Corporation Law

     Proposed charter. In the proposed charter, we will elect not to be governed by Section 203 of the Delaware General Corporation Law. Section 203 restricts our ability to engage, directly or indirectly, in a business combination transaction with an interested stockholder. An interested stockholder is one that holds 15% or more of our voting stock. Specifically, under Section 203, we cannot engage in a business combination with any interested stockholder for three years after the interested stockholder became an interested stockholder, unless:

•	prior to such time, the board approved the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our outstanding voting stock, excluding shares owned by our directors who are also officers and shares held in employee stock plans in which participants do not have the confidential right to determine whether their plan shares will be tendered in a tender or exchange offer; or

•	the board approves the business combination, and stockholders holding at least two thirds of our voting stock authorize it at an annual or special meeting.

If Section 203 does not govern the Company, we may more easily enter into business combinations with persons or entities that hold substantial percentages of our capital stock. However, by its terms, Section 203 will continue to apply to us for 12 months after stockholder approval of the proposed charter, and it will apply indefinitely for any interested stockholders that became interested stockholders prior to stockholder approval.

     Current charter. Because we have not elected not to be governed by Section 203 in our current charter, it currently applies to us.

PRELIMINARY PROXY STATEMENT

Supermajority Requirement for Charter and Bylaw Amendments

     Proposed charter. The proposed charter provides that so long as there is at least one significant stockholder, neither the charter nor our bylaws can be amended unless the amendment is approved by either:

•	our board of directors, including at least one director designated by the significant stockholders, or

•	stockholders with at least 75% of the shares of our capital stock entitled to vote in the election of our directors.

     This provision will make it difficult to amend our charter or bylaws without the approval of all significant stockholders. A significant stockholder is one that that beneficially owns 20% or more of the shares of our capital stock that are entitled to vote on matters submitted to a vote of our stockholders, or voting stock.

     Current charter. Under our current charter and Delaware law, our stockholders can amend the charter, and either the stockholders or our board of directors can amend our bylaws, by a simple majority vote.

Minority Stockholder Protections

     Proposed charter. The proposed charter includes several provisions intended to protect the interests of our minority stockholders. These provisions require minority stockholder approval before we can enter into certain transactions that may increase the proportional ownership interest of, or disproportionately benefit, a significant stockholder.

     Except as described below, we must obtain the affirmative vote of a majority of our voting shares not controlled by the relevant significant stockholder, voting as a single class, to enter into a transaction that involves any of the following:

•	the acquisition, in one or a series of transactions, of any of our capital stock, if the effect of the acquisition would be to give the significant stockholder ownership of 75% or more of our voting stock; or

•	a reclassification of our securities or recapitalization of us, or a merger or consolidation of us with any of our subsidiaries, or any other transaction, that has the effect of giving a significant stockholder ownership of 75% or more of our voting stock.

The proposed charter refers to these transactions as control transactions.

     A control transaction can be completed without a disinterested stockholder vote if it is approved by a vote of at least 80% of our board of directors, or if the significant stockholder or its affiliate first makes a qualifying purchase offer for our capital stock. A qualifying purchase offer is an offer made to purchase any or all shares of the class of our capital stock the acquisition of which by the significant holder or its affiliate would constitute a control transaction, and shares of any class of our capital stock that this first class is convertible into or exchangeable for or into which it may be converted. The consideration offered must be at least equal in value to any consideration the significant stockholder or its affiliate is to pay for voting stock to be acquired in the control transaction and to any consideration the significant stockholder or its affiliate paid to acquire voting stock during the 180-day period prior to the offer. In addition, the offer must remain open for at least 20 business days and otherwise comply with applicable federal securities laws.

PRELIMINARY PROXY STATEMENT

     These provisions protect minority stockholders because they require the affirmative approval of a supermajority of our board of directors, or of a majority of our voting shares other than those held by a significant stockholder or its affiliate, before we can enter into transactions that may have a disproportionate benefit for the significant stockholder unless the stockholder or its affiliate has first offered to purchase all other shares of the relevant classes of stock. These requirements may make it more difficult for a holder of a proportionally significant number of our shares to exploit its comparatively large voting power to the disadvantage of our minority stockholders.

     The charter also requires the approval of each stockholder that beneficially owns at least 5% of our voting stock, and of at least 80% of the board of directors, as a prerequisite to other transactions between us and our significant stockholders. The following transactions are subject to approval by these 5% stockholders and 80% of the board:

•	a liquidation or dissolution of us that any significant holder beneficially owning more than 50% of our voting stock votes for or consents to;

•	a sale of all or substantially all of our assets to, or an acquisition of assets from or share subscription in, a significant holder or its affiliate the value of which exceeds $5 million;

•	a merger, share exchange or consolidation of us with a significant stockholder or its affiliate the value of which exceeds $5 million;

•	a merger, share exchange or consolidation of us or a subsidiary, the value of which exceeds $5 million, in which a significant stockholder or its affiliate is entitled to consideration different in form from or additional to that offered to other holders of the same class of our securities (with exceptions for reasonable legal fees, out-of-pocket expenses and indemnification); or

•	any other transaction, or series of related transactions, the value of which exceeds $5 million, between us and a significant stockholder or its affiliate (other than a subscription for our shares made available to all of our common stockholders on a pro rata basis).

     This approval requirement continues to apply with respect to a significant stockholder for 18 months after it ceases to be a significant stockholder.

     This approval requirement will give the holders of at least 5% of our voting stock a veto over transactions with our significant stockholders (and with some former significant stockholders). Because the requirement applies regardless of whether applicable law or regulations would otherwise require stockholder approval for a transaction, it may also protect other minority stockholders by subjecting the transaction to greater scrutiny.

     As an additional protection, the charter provides that the provisions described in this section generally cannot be amended, and no inconsistent provisions can be adopted, without the approval of 80% of our board and each holder of at least 5% of our voting stock.

     Current charter. Our current charter does not contain any of these special stockholder approval provisions.

PRELIMINARY PROXY STATEMENT

Vote Required

     Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of our outstanding capital stock (counting each share of our Series B preferred stock, for these purposes, as 100 outstanding shares of common stock). You should instruct your broker how to vote your shares following the directions your broker provides to you for doing so. If you do not provide instructions to your broker, your shares will not be voted on this proposal. Abstentions will have the same effect as negative votes on this proposal. A failure to vote (other than a broker non-vote) or a vote to abstain will have the same legal effect as a vote cast against approval of our restated certificate of incorporation.

     Under Delaware law and the provisions of our current certificate of incorporation and bylaws, you are not entitled to dissenters’ rights of appraisal with respect to the proposed amendments to our certificate of incorporation.

     Our board of directors believes the adoption of this proposal 3 is in the best interests of the Company and its stockholders and recommends that you vote FOR this proposal. Each proxy card executed and returned will be voted for this proposal unless contrary instructions are indicated on the proxy card.

PRELIMINARY PROXY STATEMENT

PROPOSAL 4 — RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

     The board of directors, on the recommendation of our Audit Committee, has selected PricewaterhouseCoopers as our independent auditors for the year ending December 28, 2003.

     One or more representatives of PricewaterhouseCoopers will be present at this annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders. We have been advised by PricewaterhouseCoopers that the firm did not have any direct financial interest or any material interest in us and our subsidiaries during the 2002 fiscal year.

Audit Fees

     Aggregate fees billed by PricewaterhouseCoopers LLP for fiscal year 2002 audit services and the review of the financial statements included in quarterly reports on Form 10-Q during 2002 totaled $285,000.

Financial Information Systems Design and Implementation Fees

     PricewaterhouseCoopers did not render any services to us related to financial information systems design and implementation during fiscal year 2002.

All Other Fees

     Aggregate fees billed for all other audit-related services rendered by PricewaterhouseCoopers for fiscal year 2002 were $81,685. The services provided under this category included restructuring advisory services, audits of employee benefits plans, accounting advisory services and a review of the Company’s information technology controls. Aggregate fees billed by PricewaterhouseCoopers for fiscal year 2002 for tax return preparation were $202,585, and aggregate fees for technical tax consulting services were $200,369.

Vote Required

     Approval of this proposal requires the affirmative vote of holders of a majority of the outstanding shares of our capital stock represented at the meeting and entitled to vote on the proposal. Each share of our Series B preferred stock will count for this purpose as 100 outstanding shares of common stock. If a stockholder abstains from voting its shares or directs the stockholder’s proxy to abstain from voting its shares on these proposals, the shares will be considered present and entitled to vote but will have the same effect as votes against the proposals. On the other hand, broker non-votes, if any, will not be considered present and entitled to vote and will have no effect on the outcome of the vote. However, broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority for these proposals by reducing the total number of shares from which the majority is calculated.

     If the stockholders vote negatively, our board of directors will consider a change in independent auditors for the next fiscal year.

     Adoption of this proposal is not conditioned upon approval of any of the other proposals. Under Delaware law and the provisions of our certificate of incorporation and by laws, you are not entitled to dissenters’ rights of appraisal with respect to this proposal.

PRELIMINARY PROXY STATEMENT

     The board of directors unanimously recommends a vote FOR the proposal to ratify the selection of PricewaterhouseCoopers as our independent auditors for the fiscal year ending December 28, 2003.

Audit Committee Report

     In connection with the December 29, 2002 financial statements, our Audit Committee:

•	reviewed and discussed the audited financial statements with management;

•	discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61; and

•	received the written disclosures and the letter and discussed with the independent auditors the matters required by Independence Standards Board Statement No. 1 and considered the compatibility of non-audit services with the auditors’ independence.

     Based upon these reviews and discussions, the Audit Committee recommended to our board of directors, and our board of directors approved, that our audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the fiscal year ended December 29, 2002.

2002 Audit Committee:

James V. Napier, Chairman
William J. Simione, Jr.
Janice L. Scites

PRELIMINARY PROXY STATEMENT

STOCKHOLDERS’ PROPOSALS

     December 20, 2002 was the deadline to present proposals for consideration at our 2003 annual meeting of stockholders.

     Stockholders who intend to present proposals for consideration at our 2004 annual meeting of stockholders are advised that any such proposal must be received by the Secretary of the Company by no later than the close of business on _______________, 2003, if such proposal is to be considered for inclusion in the proxy statement and proxy appointment form relating to that meeting. Only persons who have held beneficially or of record at least $2,000 in market value, or 1% of the outstanding common stock, for at least one year on the date the proposal is submitted and who continue in such capacity through the meeting date are eligible to submit proposals to be considered for inclusion in the proxy statement for any of our annual meetings.

     In addition, our bylaws prescribe procedures a stockholder must follow to make nominations for director candidates or propose any other business to be considered at an annual meeting. Stockholder nominations for director candidates or other proper stockholder business will be considered at an annual meeting or a annual meeting of stockholders if the stockholder (who must be, at the time of delivery of notice, a stockholder of record) delivers to the Secretary of our company a timely notice setting forth the information specified in Section 1.2 and, if applicable, Section 2.4 of our bylaws. In the case of an annual meeting, such notice will be considered timely if delivered not less than 60 days, nor more than 90 days, prior to the first anniversary of the preceding year’s annual meeting.

     If, however, the annual meeting date is more than 30 days before or after the anniversary date of the preceding year’s annual meeting, the notice will be considered timely if received not later than the close of business on the 10th day following the day on which we first make public announcement of the date of the meeting or mail public notice of the meeting, whichever occurs first.

     Any stockholder desiring a copy of our bylaws will be furnished one without charge upon written request to our Secretary.

PRELIMINARY PROXY STATEMENT

OTHER BUSINESS

     We know of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

PRELIMINARY PROXY STATEMENT

PROXY	PERSONNEL GROUP OF AMERICA, INC.	PROXY

Proxy for the Annual Meeting of Stockholders to be Held on June 18, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PERSONNEL GROUP OF AMERICA, INC.

     The undersigned hereby appoint(s) Larry L. Enterline, James C. Hunt and Ken R. Bramlett, Jr., and each or any one of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated below, all shares of common stock of Personnel Group of America, Inc. held of record by the undersigned on April 28, 2003, and all shares of Series B preferred stock of Personnel Group of America, Inc. held of record by the undersigned on April 28, 2003, at our 2003 annual meeting of stockholders to be held at the Wyndham Garden Hotel, 2600 Yorkmont Road, Charlotte, North Carolina 28208 on Wednesday, June 18, 2003 at 9:30 a.m., local time, and at any adjournment thereof.

☒	Please mark your vote as in this example

WITHHOLD
		FOR	AUTHORITY

1.	A proposal to elect each of the following as a director, to serve until his successor is duly elected and qualified:

	Victor E. Mandel	☐	☐

	James V. Napier	☐	☐

	William J. Simione, Jr.	☐	☐

		FOR	AGAINST	ABSTAIN

2.	A proposal to approve and adopt the 2003 Equity Incentive Plan of Personnel Group of America, Inc.;	☐	☐	☐

3.	A proposal to amend and restate our certificate of incorporation to (i) effect a reverse stock split of our common stock at a one-for-twenty-five ratio, (ii) eliminate provisions separating our board of directors into three classes and prohibiting action by consent of our common stockholders without a meeting, (iii) elect not to be governed by Section 203 of the Delaware General Corporation Law; (iv) add minority stockholder protection provisions in connection with certain transactions with a stockholder that beneficially owns 20% or more of the shares of capital stock that are generally entitled to vote on matters submitted to our stockholders, (v) add provisions requiring a supermajority vote of our board of directors or stockholders to adopt changes to our certificate of incorporation or bylaws and (vi) make other amendments set forth in the form of our proposed amended and restated certificate of incorporation attached as part of Annex A to the proxy statement of Personnel Group of America, Inc. dated May , 2003; and	☐	☐	☐

4.	A proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for 2003.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment of the meeting.

Please sign and date on the reverse side and return in the enclosed postage-prepaid envelope.

(continued and to be signed on the other side)

PRELIMINARY PROXY STATEMENT

[Reverse]

The board of directors recommends a vote FOR the proposals, and this Proxy will be voted FOR each of the proposals unless the stockholder directs otherwise, in which case it will be voted as directed.

The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Stockholders and Proxy Statement and revokes all proxies heretofore given by the undersigned with respect to the annual meeting.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:

Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

Annex A

FORM OF

RESTATED

CERTIFICATE OF INCORPORATION

OF

PERSONNEL GROUP OF AMERICA, INC.

     The undersigned, Larry Enterline, certifies that he is the Chief Executive Officer of Personnel Group of America, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “GCL”), and does hereby further certify as follows:

     1.     The name of the Corporation is Personnel Group of America, Inc. and the Corporation was originally incorporated under the name Personnel Group of America, Inc.

     2.     The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 7, 1995 and the original restated certificate of incorporation of the Corporation (the “Original Restated Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on July 28, 1995.

     3.     This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) and by the stockholders of the Corporation in accordance with Sections 242 and 245 of the GCL.

     4.     This Restated Certificate of Incorporation restates and integrates and further amends the Original Restated Certificate of Incorporation, as heretofore amended or supplemented.

     5.     Upon the filing (the “Effective Time”) of this Restated Certificate of Incorporation pursuant to the GCL, and without further action on the part of the Corporation or its stockholders: (a) each share of Common Stock, par value $0.01 per share, of the Corporation shall be combined on a basis of 1 share for every 25 shares (the “Reverse Stock Split”); (b) the par value of each share of Common Stock, par value $0.01 per share, shall be restated to $0.01 per share; (c) each 25 shares of Common Stock, par value $0.01 per share, outstanding shall be deemed to represent one share of Common Stock, par value $0.01 per share; and (d) all fractional shares resulting from the foregoing shall be eliminated and each holder thereof shall be entitled to receive a cash payment equal to such holder’s fraction of a share of Common Stock, par value $0.01 per share, multiplied by $          per share. Each certificate that theretofore represented a share or shares of Common Stock (the “Original Share Number”) shall thereafter represent that number of shares of Common Stock equal to the quotient resulting from the division of the Original Share Number by 25, rounded down to the nearest whole number, plus cash in respect of any fractional number of shares resulting from the Reverse Stock Split as calculated in accordance with clause (d) of the preceding sentence.

     6.     The text of the Original Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

     First. The name of the corporation is Venturi Partners, Inc. (the “Corporation”).

     Second. The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Company, The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     Third. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “GCL”).

     Fourth.

          (a)  Authorized Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred million (100,000,000), of which ninety-five million (95,000,000) shares, par value $0.01 per share, shall be designated as “Common Stock” and five million (5,000,000) shares, par value $0.01 per share, shall be designated as “Preferred Stock”. Subject to the terms of any serial designations for any series of Preferred Stock, the number of authorized shares of Common Stock or any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the GCL or any corresponding provision hereafter enacted.

          (b)  Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of each class of the Common Stock are as follows:

(i) No Cumulative Voting. The holders of shares of Common Stock shall not have cumulative voting rights.

(ii) Dividends; Stock Splits. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(iii) Liquidation, Dissolution, Etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to

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creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively.

(iv) Merger, Etc. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Common Stock shall be entitled to receive the same per share consideration on a per share basis.

(v) No Preemptive Or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

(vi) Power To Sell And Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

          (c)  Preferred Stock. Shares of Preferred Stock may be issued in one or more series from time to time by the Board of Directors, and the Board of Directors is expressly authorized to fix for each such class or series such voting powers, full or limited, or no voting powers and such designations, preferences and relative participating optional or other special rights and such qualifications, limitations and restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, in each case subject to the terms of this Restated Certificate of Incorporation including without limitation the following:

(i) the distinctive serial designation of such series which shall distinguish it from other series;

(ii) the number of shares included in such series;

(iii) the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

(iv) whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend

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rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(v) the amount or amounts which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;

(vi) the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

(vii) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(viii) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

(ix) whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights.

     Fifth. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (a)  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (b)  The Board of Directors shall consist of not less than seven (7) nor more than nine (9) members, the exact number of which shall be fixed from time to time in the manner provided in the By-Laws of the Corporation, as amended from time to time (the “By-Laws”). The number of directors constituting the Board of Directors shall be fixed at seven (7) as of the date hereof. Election of directors need not be by written ballot unless the By-Laws so provide.

          (c)  In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject,

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nevertheless, to the provisions of the GCL, this Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

     Sixth. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article Sixth shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     Seventh. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article Seventh shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

     The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article Seventh to directors and officers of the Corporation.

     The rights to indemnification and to the advance of expenses conferred in this Article Seventh shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate of Incorporation, the By-Laws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

     Any repeal or modification of this Article Seventh shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

     Eighth. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws.

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     Ninth. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have concurrent power with the stockholders to adopt, amend, alter, add to or repeal the By-Laws. Notwithstanding any other provision of this Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), for so long as there is a Significant Holder, either (i) the approval of the Board of Directors, including the affirmative vote of at least one of the persons designated as nominees by the Significant Holder prior to their election to the Board of Directors and in accordance with the terms of the By-Laws (“Significant Holder Designees”), or (ii) the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter, add to or repeal the By-Laws (including by merger, consolidation, recapitalization or otherwise).

     Tenth. The Corporation hereby elects not to be governed by Section 203 of the GCL pursuant to Section 203(b)(3) therein.

     Eleventh. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Restated Certificate of Incorporation, the By-Laws or the GCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), for so long as there is a Significant Holder:

          (a)  subject to the following paragraph (b), either (i) the recommendation or approval of the Board of Directors, including the recommendation or affirmative vote of at least one of the Significant Holder Designees, or (ii) the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the shares entitled to vote generally in the election of directors, shall be required to amend, alter, change or repeal any provision of this Restated Certificate of Incorporation or to adopt any provisions inconsistent with the purpose and intent thereof (including by merger, consolidation, recapitalization or otherwise); and

          (b)  the approval or affirmative vote of (i) any and each Five Percent Holder and (ii) the Board of Directors by a vote of at least eighty percent (80%) of the entire Board of Directors shall be required to amend, alter, change or repeal Article Twelfth or to adopt any provisions inconsistent with the purpose and intent of Article Twelfth hereof (including by merger, consolidation, recapitalization or otherwise) but excluding any amendment, alteration, change or repeal in connection with a merger, consolidation or similar transaction with an entity that is not a Significant Holder or Controlled or Controlling Affiliate thereof or a Subsidiary of the Corporation and that has the result of causing the stockholders of the Corporation immediately prior to such transaction to beneficially own less than fifty percent (50%) of the voting power of the shares entitled to vote generally in elections of directors of the Corporation or the corporation surviving or resulting from such transaction and less than fifty percent (50%) of the outstanding shares of Common Stock or common stock of the surviving or resulting corporation.

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     Twelfth.

          (a)  Control Transactions.

(i) In addition to any affirmative vote required by law or this Restated Certificate of Incorporation or the By-Laws, and except as otherwise expressly provided in Section (a)(ii) of this Article Twelfth, a Control Transaction shall require the affirmative vote of not less than fifty percent (50%) of the votes actually cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single-class, excluding Voting Stock beneficially owned by any Significant Holder, or any Controlled or Controlling Affiliate thereof, proposing to effect the Control Transaction. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

(ii) The provisions of Section (a)(i) of this Article Twelfth shall not be applicable to any particular Control Transaction, and such Control Transaction shall require only such affirmative vote, if any, as is required by law or by any other provision of this Restated Certificate of Incorporation or the By-Laws, or any applicable rule or listing standard of any securities exchange or market on which any of the Corporation’s securities are listed or approved for trading, if all of the conditions specified in either of the following paragraphs (A) or (B) are met (any Control Transaction that satisfies the conditions in paragraphs (A) or (B) or in Section (a)(i) of this Article Twelfth being, an “Approved Control Transaction”):

A Prior to the consummation of the Control Transaction, it shall have been approved by the Board of Directors by a vote of at least eighty percent (80%) of the entire Board of Directors.

B Prior to consummating the Control Transaction, the Significant Holder, or any Controlled or Controlling Affiliate thereof, proposing to effect such a Control Transaction shall have made an offer to all of the holders of shares of the class of Capital Stock the acquisition of which by a Significant Holder, or any Controlled or Controlling Affiliate thereof, would give rise to the proposed Control Transaction (the “Target Stock”) and on a proportionate basis to all holders of shares of any class of Capital Stock that is convertible into or exchangeable for Target Stock or into or for which Target Stock is convertible or exchangeable, for the purchase of any or all of such shares (“Qualifying Offer”), which offer remains open for at least twenty (20) business days and otherwise complies with the rules and regulations of the Securities Exchange Act of 1934, as amended (the “Act”) and which offer is made for consideration that is at least

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equal to or greater than any other consideration to be paid by the Significant Holder, or the Controlled or Controlling Affiliate, for Voting Stock to be acquired in the Control Transaction or that was paid by the Significant Holder, or the Controlled or Controlling Affiliate, for Voting Stock during the one hundred and eighty (180) days preceding the commencement of the Qualifying Offer; provided that any such Control Transaction shall be consummated within ninety (90) days of the expiration of the Qualifying Offer.

(iii) Anything to the contrary herein notwithstanding, the provisions of this Article Twelfth shall not apply to any transaction following the consummation of an Approved Control Transaction.

          (b)  Related-Party Transactions. In addition to any affirmative vote required by law or this Restated Certificate of Incorporation or the By-Laws, a Related-Party Transaction shall require the approval or affirmative vote of (i) any and each Five Percent Holder prior to the consummation of such Related-Party Transaction and (ii) the Board of Directors by a vote of at least eighty percent (80%) of the entire Board of Directors prior to the consummation of such Related-Party Transaction. Such affirmative vote or approval shall be required notwithstanding the fact that no vote may be required, or that a lesser or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

          (c)  The following definitions shall apply with respect to this Restated Certificate of Incorporation:

(i) The term “Control Transaction” shall mean:

A The acquisition in one or a series of transactions by a Significant Holder, or any Controlled or Controlling Affiliate thereof, of shares of any class or series of Capital Stock that has the effect of causing such Significant Holder to increase its beneficial ownership to seventy-five percent (75%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or

B any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation (including any stock repurchases by the Corporation), or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving a Significant Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary,

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that is beneficially owned by any Significant Stockholder, such that after giving effect to such reclassification, recapitalization or other transaction, a Significant Holder will beneficially own seventy-five percent (75%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

(ii) The term “Related-Party Transaction” shall mean:

A a liquidation or dissolution of the Corporation that is voted for or consented to by any Related Party, or any Controlled or Controlling Affiliate thereof, that immediately prior to such transaction beneficially owns more than fifty percent (50%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or

B any sale of assets of the Corporation or any material Subsidiary to, or any acquisition of assets from or share subscription in, a Related Party, or any Controlled or Controlling Affiliate thereof, directly or indirectly and in any transaction or series of related transactions, the value of which in each case exceeds $5 million; or

C any merger, statutory share exchange or consolidation involving the Corporation or any Subsidiary, directly or indirectly and in any transaction or series of related transactions, the value of which in each case exceeds $5 million, with any Related Party or any Controlled or Controlling Affiliate thereof; or

D any merger, statutory share exchange or consolidation involving the Corporation or any Subsidiary, directly or indirectly and in any transaction or series of related transactions, the value of which in each case exceeds $5 million and pursuant to which any Related Party, or any Controlled or Controlling Affiliate thereof, is entitled to receive consideration in respect of its securities that is different in form (including, as different in form, the retention by some stockholders of their existing securities, while other stockholders of the same class are not so retaining their existing securities) or amount from that offered to other holders of the same class of securities (excluding ancillary arrangements or rights entailing no monetary payments other than for reasonable third-party legal fees, out-of-pocket expense reimbursement and indemnification for the benefit of a Related Party or its

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Controlled or Controlled Affiliates for liabilities in respect of which other holders of the same class have no liability); or

E any other transaction or series of related transactions, the value of which in each case exceeds $5 million, between or among the Corporation and/or any Subsidiary, on the one hand, and any Related Parties or any Controlled or Controlling Affiliates thereof, on the other hand (other than a subscription for shares of the Corporation by any Related Party or any Controlled or Controlling Affiliate thereof, pursuant to a rights offering made available to all holders of Common Stock on a pro rata basis and for the same amount and form of consideration and otherwise on substantially the same terms and conditions).

(iii) The term “Capital Stock” shall mean all capital stock of the Corporation authorized to be issued from time to time under Article Fourth of this Certificate of Incorporation; and the term “Voting Stock” shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

(iv) The term “Significant Holder” shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciaries with respect to any such plan when acting in such capacity) who, individually or as a member of a group within the meaning of Rule 13d-5 under the Act, is the beneficial owner of Voting Stock representing twenty percent (20%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock;

(v) A person shall be a “beneficial owner” of any Capital Stock (A) which such person or any of its Controlled or Controlling Affiliates owns, directly or indirectly; (B) which such person or any of its Controlled or Controlling Affiliates has, directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversation rights, exchange rights, warrants or options or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or (C) which are owned, directly or indirectly, by any other person with which such person or any of its Controlled or Controlling Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is a Significant Holder pursuant to paragraph (c)(iv) of this Article Twelfth or a Controlled or Controlling Affiliate pursuant to paragraph (c)(vi) of this Article Twelfth, the number of shares of Capital Stock deemed to be

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outstanding shall include shares deemed beneficially owned by such person through application of this paragraph (c)(v) of this Article Twelfth, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(vi) The term “Controlled or Controlling Affiliate” shall mean with respect to a specified person, a person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified; provided that the Corporation and its Subsidiaries shall not, and the executive officers or directors of the Corporation or any of its Subsidiaries shall not, solely as a result of holding such office, be deemed a “Controlled or Controlling Affiliate” of a Significant Holder; and provided, further, that for purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) shall mean the possession direct or indirect, of the power to direct or cause the direction of the management and policies of a person through the ownership of more than fifty percent (50%) of the voting securities of such person or the ability to otherwise designate a majority of the board of directors or managers of such person.

(vii) The term “Subsidiary” means any company or other entity of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Significant Holder set forth in paragraph (c)(iv) of this Article Twelfth, the term “Subsidiary” shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

(viii) The term “Five Percent Holder” means any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciaries with respect to any such plan when acting in such capacity) who, as of the record date (if any) established for any applicable transaction or vote (or if there is no record date, as of the date of consummation of the transaction) and based on the most recent reports or disclosures filed publicly under the Act, individually or as a member of a group within the meaning of Rule 13d-5 under the Act, is the beneficial owner of Voting Stock representing five percent (5%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; provided that for purposes of this definition only, a person who reports or discloses beneficial ownership as a member of a group or by virtue of a relationship with other persons with respect to the Voting Stock, shall not be deemed to beneficially own any shares of Voting Stock held by persons beneficially owning Voting Stock representing two percent (2%) or less of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock and any such person beneficially owning Voting Stock representing two percent (2%) or less of the votes entitled to be cast by the holders of all then outstanding shares of Voting

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Stock shall not be deemed a Five Percent Holder or otherwise be entitled to exercise any rights of a Five Percent Holder.

(ix) The term “Related Party” means, in connection with any Related Party Transaction, any person who at any time during the eighteen (18) month period preceding such Related Party Transaction constituted a Significant Holder.

(x) The term “entire Board of Directors” as used in this Article Twelfth and in this Restated Certificate of Incorporation, generally, means the total number of directors of the Corporation then holding office and entitled to vote.

          (d)  The Board of Directors shall for purposes of this Article Twelfth be entitled to rely on information contained in the most recent disclosures filed publicly under the Act as to (i) whether a person is a Significant Holder, (ii) the number of shares of Capital Stock or other securities beneficially owned by any person, and (iii) whether a person is a Controlled or Controlling Affiliate of another. Any such decision made in good faith on such basis shall be conclusive. Any persons deemed Significant Holders or Five Percent Holders solely by virtue of being a member of a group or having a relationship with other persons, which membership or relationship is described in disclosures filed publicly under the Act, shall at the request of the Corporation, select one designee to act on their behalf with respect to any rights or obligations hereunder.

     IN WITNESS WHEREOF, the corporation has caused this Restated Certificate of Incorporation to be signed by Larry Enterline, its Chief Executive Officer, this       day of           , 2003.

PERSONNEL GROUP OF AMERICA, INC.

By:

Larry Enterline

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Annex B

Adopted May 8, 2003

PERSONNEL GROUP OF AMERICA, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.  PURPOSE AND RESPONSIBILITIES

     The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors of Personnel Group of America, Inc., (the “Corporation”) in fulfilling its oversight responsibilities by monitoring (i) the Corporation’s accounting, auditing, and financial reporting processes generally, including the performance and independence of the independent auditor, (ii) the Corporation’s systems of internal controls regarding finance and accounting and (iii) the Company’s risk management and compliance with legal and regulatory requirements. The Committee’s primary responsibilities are to:

•	Serve as an independent and objective party to monitor the integrity of the Corporation’s financial reporting process and internal control system;

•	Review, oversee and appraise the qualifications, independence and audit performance of the Corporation’s independent accountants; and

•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditors and the Board.

     While the Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. That is the responsibility of management and the independent accountants.

     The independent accountants are ultimately accountable to the Committee, which has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants (or to nominate the independent accountants to be proposed for shareholder approval). The Committee has direct responsibility for the compensation and oversight of the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountants shall report directly to the Committee.

II. COMPOSITION

     The Committee shall be comprised of three or more directors appointed by the Board, each of whom in the judgment of the Board shall be an independent director within the meaning of applicable regulations, including those of any national securities exchange or market on which the Corporation’s securities are traded. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or outside consultant parties.

     Unless a Chairman of the Committee is appointed by the Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

III. MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee may ask members of management or others to attend any meeting and provide information or advice as needed. As part of its responsibility to foster open communication, the Committee should meet at least annually with management, the internal auditors and the independent accountants in separate executive sessions to discuss any matters that the Committee or any of these groups believes should be discussed privately.

IV. ACTIVITIES

     To fulfill its responsibilities, the Committee shall:

Review of Documents and Reports; Audit Committee Report

     1.     Review with management and the independent accountants (i) the Corporation’s annual and quarterly financial statements, (ii) any accompanying certification, report, opinion, or review by the independent accountants and (iii) prior to the filing of the Form 10-K or 10-Q, as applicable, disclosures to be made in Management’s Discussion and Analysis of Financial Condition and Results of Operations. With respect to annual financial statements, recommend to the Board, based on this review, whether the financial statement should be included in the
Form 10-K.

     2.     Review with management and the independent accountants each earnings press release (including the use of “pro forma,” “adjusted” or other non-GAAP financial measures and any other earnings guidance) prior to the issuance of such release and the filing of the related Form 10-Q, and review financial information and earnings guidance provided to ratings agencies prior to any ratings agency presentations. The Committee’s review in this regard may be general in nature (i.e., a discussion of the types of information to be disclosed and the type of presentation to be made). The Chairman of the Committee may represent the entire Committee for these purposes.

     3.     Provide or approve a report for inclusion in the Corporation’s proxy statement for its annual meeting of shareholders, in accordance with applicable rules and regulations, including those of the Securities and Exchange Commission, and approve any disclosure to be included in the Corporation’s annual report or proxy statement that describes the Committee’s composition and responsibilities and how they were discharged.

Internal Auditors

     4.     Consider, in consultation with the independent accountants and the internal auditors, the audit scope and plan of the internal auditors.

     5.     Consider and review with management and the internal auditors:

a. Significant findings during the year and management’s responses thereto.

b. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

c. Any changes required in the planned scope of their audit plan.

d. The internal audit department budget and staffing.

Independent Accountants

     6.     Select the Corporation’s independent accountants, considering independence, qualifications and effectiveness, and approve the scope of the proposed audit for each fiscal year and the fees and other compensation to be paid to the independent accountants therefor.

     7.     Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent accountants, subject to such exceptions for non-audit services as permitted by applicable laws and regulations. The Committee may when it deems appropriate form and delegate this authority to subcommittees consisting of one or more Committee members, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next meeting.

     8.     Evaluate, at least annually, the independence of the independent accountants, including considering whether the provision of permitted non-audit services is compatible with maintaining the accountants’ independence and confirming any rotation of the audit team as required by applicable rules and regulations, and taking into account the opinions of management and internal auditors.

     9.     Review the performance of the independent accountants, and recommend to the Board any proposed change with respect to the independent accountants if and when circumstances warrant.

     10.     Set policies governing the Corporation’s hiring of employees or former employees of the independent accountants who participated in any capacity in the audit of the Corporation.

     11.     Periodically consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the Corporation’s financial statements.

Financial Reporting Processes

     12.     In consultation with the independent accountants, review the integrity and adequacy of the Corporation’s financial reporting processes, both internal and external.

     13.     Review periodically the effect of regulatory and accounting initiatives and off-balance-sheet structures, if any, on the Corporation’s financial statements.

     14.     Discuss with the independent accountants their judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

     15.     Review and discuss quarterly reports from the independent accountants on: (i) all critical accounting policies and practices of the Corporation; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; and (iii) other material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

     16.     Review and resolve any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements, and consider with the independent accountants any other significant findings and recommendations of those accountants, together with management’s responses thereto.

     17.     Review disclosures made to the Committee by the Chief Executive Officer and the Chief Financial Officer during their certification process for Forms 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

     18.     Consider, and approve if appropriate, any major changes to the Corporation’s auditing and accounting principles and practices suggested by the independent accountants or management.

Process Improvement

     19.     Facilitate the reporting to the Committee by both management and the independent accountants of any significant judgments (including, without limitation, critical accounting policies and practices) made in management’s preparation of the financial statements and the view of both management and the accountants as to the appropriateness of such judgments.

     20.     After completion of the annual audit, review separately with both management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     21.     Review with the independent accountants and management the extent to which any changes or improvements in financial or accounting practices that have been approved by the Committee have been implemented.

Risk Management; Legal and Regulatory

     22.     Inquire of management, the internal auditors and the independent accountants about significant risks or exposures, including those arising from major legislative or regulatory developments, and assess the steps management has taken to minimize such risks to the Corporation.

     23.     Review the status of compliance with laws and regulations, and the scope and status of systems designed to promote the Corporation’s compliance with laws and regulations, through reports from management, legal counsel and, if deemed appropriate, third parties.

     24.     Review periodically, with counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

Miscellaneous

     25.     Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     26.     Report Committee activities to the Board of Directors and make such recommendations to the Board of Directors as the Committee deems appropriate.

     27.     Prepare for the Board an annual performance evaluation of the Committee, and annually review and reassess the adequacy of this Charter (recommending any appropriate changes to the Board).

     In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority to retain outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention. The Corporation shall provide appropriate funding to pay all such fees and for any other activities undertaken by the Committee pursuant to this Charter.

Annex C

2003 EQUITY INCENTIVE PLAN
OF
PERSONNEL GROUP OF AMERICA, INC.

     1.     Purpose. The purpose of this Equity Incentive Plan is to advance the interests of the Corporation by encouraging and enabling the acquisition of a larger personal proprietary interest in the Corporation by employees and directors of, and consultants to, the Corporation and its Subsidiaries upon whose judgment and keen interest the Corporation is largely dependent for the successful conduct of its operations and by providing such employees, directors and consultants with incentives to put forth maximum efforts for the success of the Corporation’s business. It is anticipated that the acquisition of such proprietary interest in the Corporation and such incentives will stimulate the efforts of such employees, directors and consultants on behalf of the Corporation and its Subsidiaries and strengthen their desire to remain with the Corporation and its Subsidiaries. It is also expected that such incentives and the opportunity to acquire such a proprietary interest will enable the Corporation and its Subsidiaries to attract desirable employees and other service providers.

     2.     Definitions. When used in this Plan, unless the context otherwise requires:

(a) “Alternative Rights” shall have the meaning set forth in Section 7.

(b) “Board of Directors” shall mean the Board of Directors of the Corporation, as constituted at any time.

(c) “Cause” shall mean, with respect to the holder of an Incentive Award, the following: (i) if the holder has an employment agreement in effect with the Corporation or a Subsidiary which contains a definition of cause, then the definition of the term “Cause” for purposes of the Plan shall be as defined in such employment agreement, or (ii) if the holder does not have an employment agreement in effect with the Corporation or a Subsidiary which contains a definition of cause, then “Cause” for purposes of the Plan shall be as determined by the Committee in its sole discretion.

(d) “Committee” shall mean the Committee hereinafter described in Section 3.

(e) “Corporation” shall mean Personnel Group of America, Inc.

(f) “Deferred Stock Award” shall mean an Incentive Award granted in accordance with Section 13.

(g) “Dividend Equivalent” shall mean an Incentive Award granted in accordance with Section 15.

(h) “Eligible Persons” shall mean those persons described in Section 4 who are potential recipients of Incentive Awards.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “Fair Market Value” on a specified date shall mean the average of the highest and lowest selling price at which a Share is traded on the stock exchange, if any, on which Shares are primarily traded or, if the Shares are not then traded on a stock exchange, the average of the closing representative bid and asked price of a Share as reported by NASDAQ, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if none of the above are applicable, the value of a Share as established by the Board of Directors for such date using any reasonable method of valuation.

(k) “Incentive Award” shall mean an Option, Restricted Stock Award, Rights, Deferred Stock Award, Performance Award, or Dividend Equivalent granted pursuant to this Plan.

(l) “Incentive Stock Option” shall have the meaning set forth in section 422 of the Internal Revenue Code.

(m) “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended.

(n) “Options” shall mean the stock options granted pursuant to this Plan.

(o) “Performance Award” shall mean an Incentive Award granted in accordance with Section 14.

(p) “Plan” shall mean this 2003 Equity Incentive Plan of Personnel Group of America, Inc., as adopted by the Board of Directors on April 14, 2003, as such Plan from time to time may be amended.

(q) “Restricted Shares” shall mean the Shares issued as a result of a Restricted Stock Award.

(r) “Restricted Stock Award” shall mean a grant of Shares or of the right to purchase Shares pursuant to Section 12 hereof.

(s) “Rights” shall mean stock appreciation rights granted pursuant to the Plan.

(t) “Share” shall mean a share of common stock of the Corporation.

(u) “Spread” shall mean (i) with respect to Alternative Rights, the excess of the Fair Market Value of one Share on the date of exercise of such Rights over the purchase price per Share payable under the related Option and (ii) with respect to Rights not granted in connection with an Option, the excess of the Fair Market Value of one Share on the date of exercise of such Rights over the Fair Market Value of one Share on the date such Rights were granted.

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(v) “Subsidiary” shall mean any corporation 50% or more of whose stock having general voting power is owned by the Corporation, or by another Subsidiary as herein defined, of the Corporation.

     3.     Administration. The Plan shall be administered by a Committee of the Board of Directors which shall consist of two or more directors of the Corporation, each of whom shall be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. Notwithstanding the foregoing, if at any time the Corporation is not required to register any class of its equity securities under Section 12 of the Exchange Act, the Plan may be administered by the Board of Directors during such time. During any period of time in which the Plan is administered by the Board of Directors, all references in the Plan to the Committee shall be deemed to refer to the Board of Directors.

     The Committee shall have full power and authority to administer and interpret the Plan. Determinations of the Committee as to any question which may arise with respect to the interpretation of the provisions of the Plan and Incentive Awards shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and Incentive Awards effective or provide for their administration, and may take such other action with regard to the Plan and Incentive Awards as it shall deem desirable to effectuate their purpose.

     4.     Participants. Except as hereinafter provided, the class of persons who are potential recipients of Incentive Awards granted under this Plan shall consist of employees and directors of, and consultants to, the Corporation or a Subsidiary, as determined by the Committee. The parties to whom Incentive Awards are granted under this Plan, and the number of Shares subject to each such Incentive Award, shall be determined by the Committee in its sole discretion, subject, however, to the terms and conditions of this Plan.

     5.     Shares. Subject to the provisions of Section 19 hereof, the Committee may grant Incentive Awards with respect to an aggregate of up to 19,870,873 Shares, all of which Shares may be either Shares held in treasury or authorized but unissued Shares; provided, however, that the foregoing limitation shall not apply to Alternative Rights but shall apply to the Option with respect to which the Alternative Rights are granted, and shall not apply to any Dividend Equivalents but shall apply to the Incentive Award with respect to which such Dividend Equivalents are granted. The maximum number of Shares which may be the subject of Options and Rights granted during any calendar year to any individual shall not exceed 5,750,000 Shares. If the Shares that would be issued or transferred pursuant to any Incentive Awards are not issued or transferred and cease to be issuable or transferable for any reason, or if Restricted Shares which are subject to a Restricted Stock Award are forfeited, the number of Shares subject to such Incentive Award will no longer be charged against the limitation provided for herein and may again be made subject to Incentive Awards; provided, however, that Shares as to which an Option has been surrendered in connection with the exercise of an Alternative Right shall not again be available for the grant of any further Incentive Awards. Notwithstanding the preceding, with respect to any Option and/or any Rights granted to any individual who is a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code that is canceled, the number of shares subject to such Option and/or Rights shall continue to count against the

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maximum number of shares which may be the subject of Options and Rights granted to such individual. For purposes of the preceding sentence, if, after grant, the exercise price of an Option and/or the base amount of any Rights is reduced, such reduction shall be treated as a cancellation of such Option and/or Rights and the grant of a new Option and/or Rights (if any), and both the cancellation of the Option and/or Rights and the new Option and/or Rights shall reduce the maximum number of shares for which Options and Rights may be granted to the holder of such Option and/or Rights.

     6.     Grant of Options. The number of Options to be granted to any Eligible Person shall be determined by the Committee in its sole discretion. At the time an Option is granted, the Committee may, in its sole discretion, designate whether such Option (a) is to be considered as an Incentive Stock Option, or (b) is not to be treated as an Incentive Stock Option for purposes of this Plan and the Internal Revenue Code. No Option which is intended to qualify as an Incentive Stock Option shall be granted under this Plan to any individual who, at the time of such grant, is not an employee of the Corporation or a Subsidiary.

     Notwithstanding any other provision of this Plan to the contrary, to the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares with respect to which Options which are designated as (or deemed to be) Incentive Stock Options granted to an employee (and any incentive stock options granted to such employee under any other stock option plan maintained by the Corporation or any Subsidiary that meets the requirements of Section 422 of the Internal Revenue Code) first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options. Options with respect to which no designation is made by the Committee shall be deemed to be Incentive Stock Options to the extent that the $100,000 limitation described in the preceding sentence is met. This paragraph shall be applied by taking options into account in the order in which they are granted.

     Nothing herein contained shall be construed to prohibit the issuance of Options at different times to the same person.

     An Option shall be evidenced by an agreement executed on behalf of the Corporation and by the Eligible Person to whom the Option is granted. The form of Option agreement shall be determined from time to time by the Committee, and need not be identical with respect to each grantee. The Option agreement shall indicate whether or not the Option is an Incentive Stock Option.

     7.     Grant of Rights. The Committee shall have the authority to grant to any Eligible Person, in its sole discretion, Rights which may be granted separately, or in connection with an Option at the time of the grant of an Option. Any Rights granted in connection with an Option (“Alternative Rights”) shall be granted with respect to the same number of Shares as are covered by the Option, subject to adjustment pursuant to the provisions of Section 19 hereof, and may be exercised as an alternative to the exercise of the related Option.

     Alternative Rights granted in connection with an Option shall entitle the holder thereof to receive payment from the Corporation, determined as hereinafter provided, only if and to the extent that the related Option is exercisable, by surrendering the Option with respect to the

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number of Shares as to which such Rights are then exercised. Such Option, to the extent surrendered, shall be deemed exercised for purposes of the limitations under Section 5. Upon any exercise of Alternative Rights, the holder thereof shall be entitled to receive payment of an amount equal to the product obtained by multiplying (i) the Spread, or a portion of the Spread determined by the Committee at the time of grant, by (ii) the number of Shares in respect of which the Rights shall have then been so exercised. Notwithstanding anything contained herein, Alternative Rights granted in connection with an Option that is an Incentive Stock Option may not be exercised at any time when the Fair Market Value of the Shares subject thereto is less than the exercise price of such Option.

     Rights granted without relationship to an Option shall be exercisable for a duration determined by the Committee, but in no event more than ten years from the date of grant. Such Rights shall entitle the holder, upon the exercise thereof, to receive payment from the Corporation of an amount equal to the product obtained by multiplying (i) the Spread, or a portion of the Spread determined by the Committee at the time of grant, by (ii) the number of Shares in respect of which the Rights shall have then been so exercised.

     Notwithstanding anything contained herein, the Committee may, in its sole discretion, limit the amount payable upon the exercise of Rights. Any such limitation shall be determined as of the date of grant and noted on the certificate evidencing the grant of the Rights.

     Payment of the amount determined hereunder upon the exercise of Rights may be made solely in cash, or solely in Shares valued at their Fair Market Value on the date of exercise of Rights, or in a combination of cash and Shares, as determined by the Committee. No fractional Shares shall be issued by the Corporation, and settlement therefor shall be made in cash.

     Rights shall be evidenced by an agreement executed on behalf of the Corporation and by the Eligible Person to whom the Rights are granted. The form of Rights agreement shall be as determined from time to time by the Committee, and need not be identical with respect to each grantee.

     8.     Purchase Price Under Options and Restricted Stock. The price per Share of the Shares to be purchased pursuant to the exercise of any Option shall be fixed by the Committee at the time of grant; provided, however, that the purchase price per Share for the Shares to be purchased pursuant to the exercise of an Incentive Stock Option shall not be less than the Fair Market Value of a Share on the day on which the Option is granted.

     The purchase price per Share for Restricted Shares to be purchased pursuant to Restricted Stock Awards shall be fixed by the Committee at the time of the grant of the Restricted Stock Award; provided, however, that such purchase price shall not be less than the par value of such Shares. Payment of such purchase price shall be made in cash or by check payable to the order of the Corporation, or by such other method as the Committee may permit.

     9.     Duration of Options and Related Rights. The duration of any Option granted under this Plan shall be fixed by the Committee at the time of grant; provided, however, that no Option shall remain in effect for a period of more than ten years from the date upon which the

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Option is granted. The duration of any Rights granted in connection with any Option shall be coterminous with the duration of the related Option.

     10.     Ten Percent Stockholders. Notwithstanding any other provision of this Plan to the contrary, no Option which is intended to qualify as an Incentive Stock Option may be granted under this Plan to any employee who, at the time the Option is granted, owns shares possessing more than 10 percent of the total combined voting power or value of all classes of stock of the Corporation, unless the exercise price under such Option is at least 110% of the Fair Market Value of a Share on the date such Option is granted and the duration of such Option is no more than five years.

     11.     Exercise of Options and Rights. Except as otherwise provided herein, or as otherwise determined by the Committee and provided in an applicable Option or Rights agreement, or as otherwise provided in the holder’s employment agreement (if any) with the Corporation or a Subsidiary, Options and Rights, after the grant thereof, shall become vested and exercisable by the holder cumulatively each month pro rata at an annual rate of 25%, beginning on the last day of the first month that begins after the date of grant, provided that the holder is still in the employ or service of the Corporation or a Subsidiary on the applicable vesting date.

     Notwithstanding the foregoing, all or any part of any remaining unexercised Options or Rights granted to any person may be exercised upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration, and the Committee may, in its sole discretion, require that any exercise of an Option or Right on an accelerated basis pursuant hereto be contingent upon the consummation of the applicable event giving rise to such acceleration.

     An Option shall be exercised by the delivery of a written notice duly signed by the holder thereof to such effect, together with the Option agreement and the full purchase price of the Shares purchased pursuant to the exercise of the Option, to the Chairman of the Board of Directors or an officer of the Corporation appointed by the Chairman of the Board of Directors for the purpose of receiving the same. Payment of the full purchase price shall be made as follows: in cash or by check payable to the order of the Corporation; by delivery to the Corporation of Shares which shall be valued at their Fair Market Value on the date of exercise of the Option (provided, that a holder may not use any Shares to pay the purchase price unless the holder has beneficially owned such Shares for at least six months); or by such other methods as the Committee may permit from time to time.

     Within a reasonable time after the exercise of an Option, the Corporation shall cause to be delivered to the person entitled thereto, a certificate for the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Corporation shall also cause to be delivered to the person entitled thereto a new Option agreement in replacement of the agreement surrendered at the time of the exercise of the Option, indicating the number of Shares with respect to which the Option remains available for exercise, or the original Option agreement shall be endorsed to give effect to the partial exercise thereof.

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     Alternative Rights or Rights not granted in connection with an Option shall be exercised by the delivery of a duly signed notice in writing to such effect, together with the Rights agreement. Holders of Alternative Rights shall also surrender the related Option agreement. Within a reasonable time thereafter, the Corporation shall cause to be delivered to the person entitled thereto, the amount of cash and/or a certificate for the number of Shares determined in accordance with Section 7 hereof. Upon the exercise of Alternative Rights, the number of Shares subject to exercise under the related Option or portion thereof shall be reduced by the number of Shares represented by the Option or portion thereof surrendered. Shares subject to Options or portions thereof surrendered upon the exercise of Alternative Rights shall not be available for subsequent Incentive Awards under the Plan. If the Rights shall have been exercised with respect to less than all of the Shares subject thereto (or to the related Option, if any), the Corporation shall also cause to be delivered to the person entitled thereto a Rights agreement (and an Option agreement, in the case of Alternative Rights) with respect to the difference between the number of Shares under the Rights agreement (and related Option agreement, if any) surrendered at the time of the exercise of the Rights and the number of Shares with respect to which the Rights were so exercised (and the related Option, if any, was so surrendered), or the original Rights agreement (and related Option agreement, if any) shall be endorsed to give effect to the partial exercise (and surrender) thereof.

     Notwithstanding any other provision of the Plan or of any Option or Rights, no Option or Rights granted pursuant to the Plan may be exercised at any time when the Option or Rights or the granting or exercise thereof violates any law or governmental order or regulation.

     12.     Terms and Conditions of Restricted Stock Awards. The Committee shall have the authority to grant to any Eligible Person a Restricted Stock Award, subject to the following terms and conditions:

          (a)  All Restricted Shares granted to or purchased by an Eligible Person pursuant to the Plan shall be subject to the following conditions:

(i) the Restricted Shares shall be subject to such transfer restrictions and risk of forfeiture as the Committee shall determine at the time the Restricted Stock Award is granted, until such specific conditions are met (which conditions may be based on continuing employment or achievement of pre-established performance objectives, or both);

(ii) the Restricted Shares may not be sold, transferred, or otherwise alienated or hypothecated until the restrictions are satisfied, removed or expire;

(iii) each certificate representing Restricted Shares issued pursuant to a Restricted Stock Award under this Plan shall bear a legend making appropriate reference to the restrictions imposed; and

(iv) the Committee may impose such other conditions as it may deem advisable on any Restricted Shares granted to or purchased by an Eligible Person pursuant to a Restricted Stock Award under this Plan, including, without limitation, restrictions under the requirements of any stock exchange upon which such Shares or

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shares of the same class are then listed, and under any securities law applicable to such Shares.

          (b)  The restrictions imposed under subsection (a) hereof upon Restricted Shares shall lapse in accordance with a schedule or such other conditions as shall be determined by the Committee, subject to the provisions of Section 18 hereof.

          (c)  Prior to the satisfaction, expiration or lapse of all of the restrictions and conditions imposed upon Restricted Shares, a stock certificate or certificates representing such Restricted Shares shall be registered in the holder’s name but shall be retained by the Corporation for the holder’s account. The holder shall have the right to vote such Restricted Shares and shall have all other rights and privileges of a beneficial and record owner with respect thereto, including, without limitation, the right to receive dividends, distributions and adjustments with respect thereto; provided, however, that such dividends, distributions and adjustments shall be retained by the Corporation for the holder’s account and for delivery to the holder, together with the stock certificate or certificates representing such Restricted Shares, as and when said restrictions and conditions shall have been satisfied, expired or lapsed.

          (d)  A Restricted Stock Award shall be evidenced by an agreement executed on behalf of the Corporation and by the Eligible Person to whom the Restricted Stock Award is granted. The form of Restricted Stock Award agreement shall be determined from time to time by the Committee, and need not be identical with respect to each grantee.

     13.     Deferred Stock Awards. The Committee shall have the authority to grant to any Eligible Person a Deferred Stock Award, subject to the following terms and conditions:

(i) Delivery of, and the issuance of certificates representing, Shares issuable pursuant to a Deferred Stock Award shall occur upon expiration of the deferral period specified by the Committee;

(ii) Deferred Stock Awards shall be subject to such restrictions as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments, or otherwise, as the Committee may determine; and

(iii) A Deferred Stock Award shall be evidenced by an agreement executed on behalf of the Corporation and by the Eligible Person to whom the Deferred Stock Award is granted. The form of Deferred Stock Award agreement shall be determined from time to time by the Committee, and need not be identical with respect to each grantee.

     14.     Performance Awards. The Committee shall have the authority to grant to any Eligible Person a Performance Award, subject to such terms and conditions as shall be determined by the Committee. The value of a Performance Award may be linked to the market value, book value, net profits or other measure of the value of a Share, or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee, or may be based upon the appreciation in the market value, book value, net profits or other measure of the value of a

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specified number of Shares over a fixed period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Eligible Person. A Performance Award shall be evidenced by an agreement executed on behalf of the Corporation and by the Eligible Person to whom the Performance Award is granted. The form of Performance Award agreement shall be determined from time to time by the Committee, and need not be identical with respect to each grantee.

     15.     Dividend Equivalents. The Committee may grant Dividend Equivalents to any Eligible Person who has been granted an Option, Rights, a Deferred Stock Award or a Performance Award, subject to such terms and conditions as shall be determined by the Committee. Such Dividend Equivalents shall be granted with respect to the same number of Shares subject to the related Option, Rights, Deferred Stock Award or Performance Award and shall be based on the dividends declared on such number of Shares, to be credited as of dividend record dates (subject to payment), during the period between the date the Option, Rights, Deferred Stock Award or Performance Award is granted, and the date such Option, Rights, Deferred Stock Award or Performance Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall represent the right to receive cash or additional Shares in accordance with such formula and at such time and subject to such limitations as may be determined by the Committee. Dividend Equivalents, if granted, shall be reflected in the related Option, Rights, Deferred Stock Award or Performance Award agreement.

     16.     Consideration for Incentive Awards. The Corporation shall obtain such consideration for the grant of an Incentive Award as the Committee in its discretion may determine.

     17.     Restrictions on Transferability of Incentive Awards. An Incentive Award shall not be transferable otherwise than by will or the laws of descent and distribution or as provided in this Section 17. Notwithstanding the preceding, the Committee may, in its discretion and subject to such terms and conditions as the Committee shall approve, authorize a transfer of any Option, other than an Option which is an Incentive Stock Option, by the initial holder to (i) the spouse, children, step children, grandchildren or other family members of the initial holder (“Family Members”), (ii) a trust or trusts for the exclusive benefit of such Family Members, (iii) a corporation or partnership in which such Family Members and the initial holder are the only shareholders or partners, or (iv) such other estate planning persons or entities which the Committee may permit; provided, however, that subsequent transfers of such Option shall be prohibited except by will or the laws of descent and distribution. Following any transfer of such an Option, such Option shall continue to be subject to the same terms and conditions of the Option and of the Plan. An Option which is intended to be an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the holder’s lifetime only by the holder thereof.

     18.     Termination of Employment or Service. All or any part of any Option and/or Rights, to the extent unexercised, shall terminate immediately, upon the cessation or termination for any reason of the holder’s employment by, or service as a director of or consultant to, the Corporation or any Subsidiary, except that the holder shall have three months following the cessation of his employment or service with the Corporation or its Subsidiaries, and no longer,

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within which to exercise any unexercised Option and/or Rights that he could have exercised on the day on which such employment or service terminated; provided, that such exercise must be accomplished prior to the expiration of the term of such Option and Rights. Notwithstanding the foregoing, if the cessation of employment or service is due to disability (to an extent and in a manner as shall be determined in each case by the Committee in its sole discretion) or to death, the holder or the representative of the Estate or the heirs of a deceased holder shall have the privilege of exercising the Options and Rights which are vested but unexercised at the time of such disability or death; provided, however, that such exercise must be accomplished prior to the expiration of the term of such Option and Rights and within one year of the holder’s disability or death, as the case may be. The Committee may, in its sole discretion, extend the post-termination exercise period under this Section 18 with respect to any Option or Rights, but in no event beyond the expiration of the term of such Option or Rights. If the employment or service of any holder of an Option or Rights with the Corporation or a Subsidiary shall be terminated for Cause, all unexercised Options and Rights of such holder shall terminate immediately upon such termination of the holder’s employment or service with the Corporation and all Subsidiaries, and a holder of Options or Rights whose employment or service with the Corporation and Subsidiaries is so terminated, shall have no right after such termination to exercise any unexercised Option or Rights he might have exercised prior to the termination of his employment or service with the Corporation and Subsidiaries.

     Except as hereinafter provided, if a holder of a Restricted Stock Award or Deferred Stock Award shall voluntarily or involuntarily leave the employ or service of the Corporation or any Subsidiary, then (i) all Restricted Shares subject to restrictions at the time his employment terminates (and any dividends, distributions and adjustments retained by the Corporation with respect thereto), and (ii) any Shares subject to a Deferred Stock Award with respect to which the deferral period has not expired, shall be forfeited and any consideration received therefor from the holder shall be returned to the holder. Notwithstanding the foregoing, all restrictions to which Restricted Stock Awards are subject shall lapse, and the deferral period under a Deferred Stock Award shall expire, upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration.

     The consequence of a termination of employment or service with respect to the holder of a Performance Award or Dividend Equivalents shall be as determined by the Committee at the time of grant of any such Incentive Award, subject, however, to any determination by the Committee upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration.

     19.     Adjustment Provision. If, prior to the complete exercise of any Option, or prior to the satisfaction, expiration or lapse of all of the restrictions and conditions imposed pursuant to a Restricted Stock Award or Deferred Stock Award, there shall be declared and paid a stock dividend upon the Shares or if the Shares shall be split up, converted, exchanged, reclassified, or in any way substituted for,

          (a)  in the case of an Option, then the Option, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option to such number and kind of securities or cash or other property subject to the terms of the Option to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of

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the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution, and the aggregate purchase price upon the future exercise of the Option shall be the same as if the originally optioned Shares were being purchased thereunder;

          (b)  in the case of a Restricted Share issued pursuant to a Restricted Stock Award, the holder of such Award shall receive, subject to the same restrictions and other conditions of such Award as determined pursuant to the provisions of Section 12, the same securities or other property as are received by the holders of the Corporation’s Shares pursuant to such stock dividend, split-up, conversion, exchange, reclassification or substitution; and

          (c)  in the case of a Deferred Stock Award, the holder shall receive, at such time as would otherwise apply under such Award, such number and kind of securities or cash or other property to which he would have been entitled had he actually owned the Shares subject to the Deferred Stock Award at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution.

Any fractional shares or securities issuable as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such shares or securities at the time such shares or securities would have otherwise been issued. If any such event should occur, the number of Shares with respect to which Incentive Awards remain to be issued, or with respect to which Incentive Awards may be reissued, shall be adjusted in a similar manner.

     In addition to the adjustments provided for in the preceding paragraph, upon the occurrence of any of the events referred to in said paragraph prior to the complete exercise of any Rights or the complete payment of any Dividend Equivalents or payments pursuant to a Performance Award, the Committee, in its sole discretion, shall determine the amount of cash and/or number of Shares or other property to which the holder of the Rights shall be entitled upon their exercise, or which shall be paid to the holder of Dividend Equivalents or a Performance Award at such time as payment would otherwise be made, so that there shall be no increase or dilution in the cash and/or value of the Shares or other property to which the holder shall be entitled by reason of such events.

     Notwithstanding the foregoing, upon the dissolution or liquidation of the Corporation, or the occurrence of a merger or consolidation in which the Corporation is not the surviving corporation, or a merger or consolidation in which the Corporation becomes a subsidiary of another corporation or a merger or consolidation in which the voting securities of the Corporation outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting securities of the Corporation or such surviving entity immediately after such merger or consolidation, or upon a spin-off (including a reverse spin-off) by the Corporation, but only as to the holders of Incentive Awards who are to be employed immediately after the spin-off by the entity which represents less than 50% of the value of the Corporation immediately prior to the transaction and any holders who will serve as directors of or consultants to such entity and not the Corporation, or upon the sale of all or substantially all of the assets of the Corporation, the outstanding Options, Rights, Deferred Stock Awards, Performance Awards and Dividend Equivalents granted hereunder shall terminate upon the consummation of such transaction, unless provision is made by the Corporation in connection

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with such transaction for the assumption of Options, Rights, Deferred Stock Awards, Performance Awards and Dividend Equivalents theretofore granted, or the substitution for such Options, Rights, Deferred Stock Awards, Performance Awards and Dividend Equivalents of new options of, and rights, deferred stock awards, performance awards and dividend equivalents with respect to, the successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise prices. In the event the Options terminate as aforesaid in connection with such a dissolution, liquidation, merger, consolidation, spin-off or sale, the Committee shall provide that the holder of any such Option, to the extent then vested, shall be entitled to receive from the Corporation an amount equal to the excess of (i) the Fair Market Value (determined on the basis of the amount received by shareholders in connection with such transaction) of the Shares subject to the vested portion of the Option not theretofore exercised, over (ii) the aggregate purchase price which would be payable for such Shares upon the exercise of the Option. In the event Rights granted independently of an Option terminate as aforesaid in connection with such a dissolution, liquidation, merger, consolidation, spin-off or sale, the Committee shall provide that the holder of any such Rights, to the extent then vested, shall be entitled to receive from the Corporation an amount equal to the excess of (i) the Fair Market Value (determined on the basis of the amount received by shareholders in connection with such transaction) of the Shares subject to the vested portion of the Rights not theretofore exercised, over (ii) the Fair Market Value of such Shares on the date such Rights were granted (or a portion of such excess equal to the portion of the Spread to which the holder is entitled under the terms of such Rights). In the event a Deferred Stock Award, Performance Award or Dividend Equivalent terminates as aforesaid in connection with such a dissolution, liquidation, merger, consolidation, spin-off or sale, the treatment of such Incentive Award shall be as provided in the agreement evidencing such Incentive Award. Any amount payable by the Corporation pursuant to this paragraph may be paid in the form of cash or Shares (or other securities received by shareholders in connection with the applicable transaction) as determined by the Committee in its sole discretion. In the event of any other change in the corporate structure or outstanding Shares, the Committee may, in its sole discretion, make such equitable adjustments to the number of Shares and the class of shares available hereunder or to any outstanding Incentive Awards as it shall deem appropriate to prevent dilution or enlargement of rights.

     20.     Issuance of Shares and Compliance with Securities Act. The Corporation may postpone the issuance and delivery of Shares pursuant to the grant or exercise of any Incentive Award until (a) the admission of such Shares to listing on any stock exchange on which Shares of the Corporation of the same class are then listed, and (b) the completion of such registration or other qualification of such Shares under any State or Federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. Any holder of an Incentive Award shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in the light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as from time to time amended (the “Securities Act”), to issue the Shares in compliance with the provisions of the Securities Act or any comparable act. The Corporation shall have the right, in its sole discretion, to legend any Shares which may be issued pursuant to the grant or exercise of any Incentive Award, or may issue stop transfer orders in respect thereof.

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     21.     Income Tax Withholding. If the Corporation or a Subsidiary shall be required to withhold any amounts by reason of any Federal, State, local or foreign tax rules or regulations in respect of any Incentive Award, the Corporation or the Subsidiary shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements. In order to facilitate payment by the holder of an Incentive Award of his withholding obligations with respect to the Incentive Award, the Corporation or Subsidiary may, at its election, (a) deduct from any cash payment otherwise due to the holder, the appropriate withholding amount, (b) require the holder to pay to the Corporation or Subsidiary in cash the appropriate withholding amount, (c) permit the holder to elect to have the Corporation withhold a portion of the Shares otherwise to be delivered with respect to such Incentive Award, the Fair Market Value of which is equal to the minimum statutory withholding amount, or (d) permit the holder to elect to deliver to the Corporation Shares already owned by the holder for at least six months, the Fair Market Value of which is equal to the appropriate withholding amount.

     22.     Amendment of the Plan. Except as hereinafter provided, the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Incentive Awards not theretofore granted, and the Board of Directors or the Committee, with the consent of the affected holder of an Incentive Award, may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any outstanding Incentive Award. Notwithstanding the foregoing, any amendment by the Board of Directors or the Committee which would increase the number of Shares issuable under the Plan or with respect to Options and Rights granted to any individual during any calendar year or change the class of Eligible Persons shall be subject to the approval of the shareholders of the Corporation.

     23.     No Right of Employment or Service. Nothing contained herein or in an Incentive Award shall be construed to confer on any employee, director or consultant any right to be continued in the employ of the Corporation or any Subsidiary or as a director of, or consultant to, the Corporation or a Subsidiary or derogate from any right of the Corporation and any Subsidiary to retire, request the resignation of, discharge or cease its consulting arrangement with such employee, director or consultant (without or with pay), at any time, with or without cause.

     24.     Effective Date of the Plan. This Plan is conditional upon its approval by the shareholders of the Corporation in accordance with Sections 422 and 162(m) of the Internal Revenue Code, and no Incentive Awards may be granted prior to the date of such approval. If such approval is not obtained, then the Plan shall be void and of no force or effect.

     25.     Final Grant Date. No Incentive Award shall be granted under the Plan after April 13, 2013.

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